Exhibit 10.8

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

LIFE SCIENCE ALLIANCE AGREEMENT

by and between

H. Lee Moffitt Cancer Center and Research Institute, Inc.

and

Turnstone Biologics Corp.

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-i-

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LIFE SCIENCE ALLIANCE AGREEMENT

THIS LIFE SCIENCE ALLIANCE AGREEMENT (the “Agreement”) is made effective as of June 1, 2022 (the “Effective Date”) by and between the H. Lee Moffitt Cancer Center and Research Institute, Inc., a Florida non-profit corporation having a principal place of business 12902 Magnolia Drive, Tampa, Florida 33612 (“Moffitt CCRI”), for itself and on behalf of each of its Affiliates that is a counterparty signatory to an Underlying Agreement (as defined below), and Turnstone Biologics Corp., a corporation duly organized under the laws of the State of Delaware whose address is 920 Broadway, 16th Floor, New York, New York 10010 (hereinafter “Company”).

RECITALS

WHEREAS, Moffitt CCRI, and its subsidiaries, deemed by the Florida Legislature to be providing a statewide function in Florida and primarily acting as an instrumentality of the State of Florida, govern and operate the legislatively created H. Lee Moffitt Cancer Center and Research Institute;

WHEREAS, the Florida Legislature intends that Moffitt CCRI and its subsidiaries strive to remain a National Cancer Institute designated comprehensive cancer center, a statewide research institute, a national resource for basic research, clinical research, and interdisciplinary approaches to patient treatment, and a community resource through outreach and communication efforts;

WHEREAS, in addition to its capabilities as a research institute, Moffitt CCRI and its subsidiaries have experience in the development and manufacture of pharmaceutical, biopharmaceutical and biotechnology products;

WHEREAS, Company is a biotechnology company focused on the development and commercialization of novel broad spectrum cancer immunotherapy products;

WHEREAS, Company and Moffitt (as defined below) have entered into various agreements as specified in more detail herein relating to the conduct of scientific research and in the public interest the development and manufacture of pharmaceutical, biopharmaceutical or biotechnology products to improve patient care and treatments, and now wish to enhance and deepen their research collaboration, whereby (a) Moffitt is willing to provide to Company enhanced research and research affiliated services that enhance the conduct of scientific research specifically and generally and as described herein and (b) Company, in consideration of the enhanced services offered or provided, is willing to issue to Moffitt CCRI certain shares in common stock of Company and to pay to Moffitt CCRI certain milestone and alliance funding payments as described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, Moffitt CCRI and Company, intending to be legally bound, hereby agree as follows:

ARTICLE 1 — DEFINITIONS

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When used in this Agreement, capitalized terms will have the meanings as defined below and throughout this Agreement. In addition, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such term in the relevant Underlying Agreement and shall be construed in context to such relevant Underlying Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular:

1.1    “Activated Clinical Trial” has the meaning set forth in Section 4.1.

1.2    “Activation Period” has the meaning set forth in Section 4.1.

1.3    “Activation Request” has the meaning set forth in Section 4.1.

1.4    “Affiliate” means, as to a Person, any other Person that controls, is controlled by or is under common control with another Person, but only for so long as such control exists. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the outstanding voting securities or capital stock of such Person or has other comparable ownership interests with respect to any Person other than a corporation, or by contract or otherwise.

1.5    “Agreement” has the meaning set forth in the first and opening paragraph of this Agreement.

1.6    “Alliance” has the meaning set forth in Section 2.1.

1.7    “Alliance Benefits” has the meaning set forth in Section 2.1.

1.8    “Alliance Manager” has the meaning set forth in Section 3.1.

1.9    “Alliance Term” has the meaning set forth in Section 12.1.

1.10    “Amendment Period” has the meaning set forth in Section 4.8.

1.11    “Annual Funding True-Up Amount” has the meaning set forth in Section 5.2(b).

1.12    “Applicable Laws” means any applicable supranational, federal, state, local or foreign law, statute, ordinance or principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency guidelines or other requirement, license or permit of any Governmental Body, which may be in effect from time to time.

1.13    “Background Intellectual Property” has the meaning set forth in Section 7.2.

1.14    “Biospecimen” means any biologic material of human origin including tissues, blood, plasma, urine, spinal fluid, or other fluids derived from a human subject for the purposes of a clinical trial or other research, as applicable.

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1.15    “Business Day” means a day on which banking institutions in New York, New York, and Tampa, Florida, are generally and commonly open for business, excluding any Saturday and Sunday.

1.16    “CCPA” has the meaning set forth in Section 9.2(b).

1.17    “cGCP” means applicable binding regulations governing the protections of human subjects participating in research, including the Declaration of Helsinki, generally accepted good clinical practices governing the conduct of clinical research, including E6 Good Clinical Practice Guidelines from the International Conference on Harmonization to the extent adopted by the FDA regulations, related regulatory requirements imposed by the FDA and all additional Applicable Laws or Regulatory Authority documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.

1.18    “cGMP” means the then-current good manufacturing practices as specified in 21 C.F.R. Parts 11, 210 and 211, ICH Guideline Q7A, and all additional Applicable Laws or Regulatory Authority documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.

1.19    “Chairperson” has the meaning set forth in Section 3.2(b).

1.20    “Change of Control Event” means, with respect to a Party, (a) a merger or consolidation involving such Party, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the outstanding securities or other ownership interests of the surviving entity immediately after such merger, reorganization or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates (determined as of immediately prior to the closing of the first such transaction), becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities or other ownership interests of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets.

1.21    “Clinical Data” means, with respect to any Clinical Trial, data and results recorded by an investigator in the performance of the Clinical Trial.

1.22    “Clinical Trial” means a research study in which one or more human subjects are prospectively assigned to one or more interventions (which may include placebo or other control) to evaluate the effects of the interventions on biomedical or behavioral health-related outcomes, and that, as required under Applicable Laws, has been approved by a Regulatory Authority and, if applicable, IRB. Clinical Trials shall include Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials and Registrational Clinical Trials.

1.23    “Clinical Trial Biospecimens” has the meaning set forth in Section 4.5.

1.24    “Collaboration Partner” means a Person other than an Affiliate of Company to which Company or any of its Affiliates has disposed, licensed or otherwise granted rights under any Intellectual Property owned or otherwise controlled by Company or any of its Affiliates for the Development and Commercialization of TIL Products. For clarity, Collaboration Partner does

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not include Persons engaged by Company, any of its Affiliates or any of their respective Collaboration Partners for marketing, distribution or sale of TIL Products, such as contract sales organizations, wholesalers or distributors.

1.25    “Commencement” of a Clinical Trial means the first dosing of the first human subject enrolled in such Clinical Trial.

1.26    “Commercialization” or “Commercialize” means all activities, before or after Regulatory Approval, that are intended to facilitate the commercial exploitation of a pharmaceutical, biopharmaceutical, or biotechnology product, including pre-launch, launch, and post-launch marketing, promotion (including advertising and detailing), medical affairs activities, medical science liaison activities, sponsored product or continuing medical education activities, post-Regulatory Approval clinical studies (that are not required to obtain or maintain such Regulatory Approval), obtaining pricing and reimbursement approvals (whether or not required to obtain or maintain such Regulatory Approval), in each case with respect to such product, any importing, exporting, offering for sale, distribution, marketing and sale of such product, identifying, screening, treating or diagnosing human subjects as potential users of such product, as well as storing, handling, shipping, importing, customer support and invoicing, and interacting with Regulatory Authorities regarding any of the foregoing.

1.27    “Commercially Reasonable Efforts” means, (a) [***], and (b) [***]. A Party’s obligation to undertake Commercially Reasonable includes that it shall (i) [***], (ii) [***], and (iii) [***].

1.28    “Company” has the meaning set forth in the first and opening paragraph of this Agreement.

1.29    “Company Competitor” has the meaning set forth in Section 4.10.

1.30    “Company Parties” has the meaning set forth in Section 11.1(b).

1.31    “Company Response Period” has the meaning set forth in Section 4.7(b).

1.32    “Condemnation” has the meaning set forth in Section 12.5(b).

1.33    “Confidential Information” means all confidential, proprietary or trade secret information or materials owned or controlled by a Party that has been disclosed by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement (other than through Alliance Benefits), and includes any information that relates to the actual or anticipated business activities, healthcare activities, research activities, development activities, technical data, trade secrets or know-how, proprietary information, including, but not limited to, research, product plans, patient lists, software developments, inventions, processes, copyrights, trademarks, patents, other intellectual property rights, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. All data, results and reports pertaining to any TIL Product arising under this Agreement will be the Confidential Information of Company. Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of the other Party or of others who were under confidentiality obligations.

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1.34    “CPA” has the meaning set forth in Section 6.7.

1.35    “CPR” has the meaning set forth in Section 13.2.

1.36    “Dataset” means, with respect to data, the data corresponding to a particular Biospecimen obtained from an individual. [***].

1.37    “Development” or “Develop” means, with respect to a pharmaceutical, biopharmaceutical, or biotechnology product, the performance of all pre-clinical and clinical development, including pharmacology, biodistribution and transduction studies and tissue distribution across species, translational studies, toxicology and tolerability studies, pharmacology/efficacy, test method development and stability testing, statistical analysis and report writing, process development, method development, formulation, formulation development and optimization, quality control development, statistical analysis, clinical trials, regulatory affairs (including preparation for a Regulatory Approval application submission and other submission-related activities), product approval and registration activities, manufacturing of clinical supplies and interacting with Regulatory Authorities regarding the foregoing.

1.38    “Development Plan” has the meaning set forth in Section 6.5.

1.39    “Dispute” has the meaning set forth in Section 13.1(a).

1.40    “Effective Date” has the meaning set forth in the first and opening paragraph of this Agreement.

1.41    “Equity Milestone” has the meaning set forth in Section 6.2(a).

1.42    “Exclusive Alliance Lab Study” has the meaning set forth in Section 4.10.

1.43    “Executive Sponsor” has the meaning set forth in Section 3.2(b).

1.44    “Expert” has the meaning set forth in Section 3.8(b).

1.45    “Facility” means the facility(ies) of Moffitt CCRI, its Affiliates and its Subsidiaries where Alliance Benefits shall be performed, including all of the equipment, machinery and facilities of Moffitt at such location that are used in the performance of the Alliance Benefits.

1.46    “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.47    “Force Majeure” has the meaning set forth in Section 14.7.

1.48    “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental

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authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.49    “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations, in each case as amended from time to time.

1.50    “HIPAA Authorization” means an authorization that includes the elements set forth in 45 C.F.R. § 164.508(c) and otherwise complies with the requirements set forth in 45 C.F.R. § 164.508, as such regulations are amended from time to time.

1.51    “IIHI” has the meaning set forth in Section 9.2(a).

1.52    “IND” means an investigational new drug application filed with the FDA or the equivalent application or filing filed with any equivalent agency or Governmental Body outside the United States (including any supra-national entity such as in the European Union) for approval to commence Clinical Trials in such jurisdiction, and including all regulations at 21 C.F.R. § 312 et seq. and equivalent foreign regulations.

1.53    “Indemnification Cap Amount” has the meaning set forth in Section 11.1(a).

1.54    “Indemnified Party” has the meaning set forth in Section 11.1(c).

1.55    “Indemnifying Party” has the meaning set forth in Section 11.1(c).

1.56    “Indemnitees” has the meaning set forth in Section 11.1(c).

1.57    “Informed Consent” means the process and, as applicable, form incorporating all of the required elements set forth under Applicable Laws, such as but not limited to 21 C.F.R. Part 50, Subpart B, and cGCP, by which a human subject is provided with material information to inform their decision as to whether to participate in a Clinical Trial and provides consent to such participation.

1.58    “Intellectual Property” means collectively all legal rights in works or ideas, including any patents, copyrights, trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, and all other intellectual property rights, including all applications and registrations with respect thereto, and all data, information (including Confidential Information as defined herein and “Confidential Information” as defined in a relevant Underlying Agreement), reports and any and all related documentation.

1.59    “IPO” means any initial public offering of the Company’s equity.

1.60    “IRB” means any duly constituted institutional review board or independent ethics committee.

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1.61    “Joint Steering Committee” has the meaning set forth in Section 3.2(a).

1.62    “KOL” has the meaning set forth in Section 4.3.

1.63    “KOL Session” has the meaning set forth in Section 4.3.

1.64    “Laboratory Study” means any in vivo or in vitro experiment in which a “test article”, as such term is defined under the Federal Food, Drug, and Cosmetic Act and its implementing regulations promulgated by FDA, is studied prospectively in test systems under laboratory conditions to determine its safety or any experiment involving the prospective study of a “test article” in any animal. The term does not include studies utilizing human subjects or Clinical Trials. The term does not include basic exploratory studies carried out to determine whether a test article has any potential utility or to determine physical or chemical characteristics of a test article.

1.65    “Licensed Data Sets” has the meaning set forth in Section 4.4.

1.66    “Losses” has the meaning set forth in Section 11.1(a).

1.67    “Lock-up Period” has the meaning set forth in Section 6.3(c).

1.68    “Manufacturing Notice Date” has the meaning set forth in Section 4.7(b).

1.69    “Manufacturing Services Agreement” means that certain Manufacturing Services Agreement by an between Moffitt CCRI and Company dated June 1, 2022.

1.70    “Master Collaboration Agreement” means that certain Amended and Restated Master Collaboration Agreement entered into by the Parties dated January 1, 2021.

1.71    “Materially Similar” has the meaning set forth in Section 4.10.

1.72    “Mathematical Studies” has the meaning set forth in Section 4.2.

1.73    “Mediation Notice Date” has the meaning set forth in Section 13.2.

1.74    “Moffitt” means (a) Moffitt CCRI or, in context of a given Underlying Agreement or the performance of obligations or the exercise of rights under a given Underlying Agreement or (b) the Subsidiary of Moffitt that is a party to such Underlying Agreement.

1.75    “Moffitt Alliance Shares” has the meaning set forth in Section 6.1.

1.76    “Moffitt CCRI” has the meaning set forth in the first and opening paragraph of this Agreement.

1.77    “Moffitt Genomic Data Sets” has the meaning set forth in Section 4.4.

1.78    “Moffitt Parties” has the meaning set forth in Section 11.1(a).

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1.79    “NDA” means a New Drug Application filed to the FDA pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R. § 314.3 et seq., and any equivalent application submitted in any other country of the world to any equivalent agency or Governmental Body outside the United States (including any marketing authorization application filed to the European Medicines Agency in the European Union), including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

1.80    “Net Sales” means the gross amounts invoiced for sales of TIL Products by Company, any of its Affiliates or any of their respective Collaboration Partners to independent or unaffiliated Third Parties in bona fide, arm’s-length transactions, after deducting, if not previously deducted in the amount invoiced, the following items:

(a)    credits or allowances, if any, on account of price adjustments, recalls, claims, damaged goods, rejections or returns of items previously sold (including TIL Product returned in connection with recalls or withdrawals) and [***];

(b)    discounts (including trade, quantity and cash discounts) actually allowed, cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to Governmental Bodies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organization or entities (and other similar entities and institutions));

(c)    import taxes, export taxes, exercise taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No.111-48) and other comparable laws), sales tax, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind);

(d)    rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted by Company, any of its Affiliates or any of their respective Collaboration Partners (including Governmental Bodies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations and entities (and other equivalent entities and institutions)) which effectively reduce the selling price or gross sales of the TIL Product, as well as costs of distribution and wholesale; and

(e)    insurance, customs charges, freight, postage, shipping, handling, and other transportation costs incurred by Company, any of its Affiliates or any of their respective Collaboration Partners in shipping TIL Product to a Third Party.

Net Sales shall be determined in accordance with US GAAP. Net Sales shall not include transfers or dispositions for no profit, for charitable, promotional, evaluation, pre-clinical, clinical, regulatory, or governmental purposes or as commercial samples to the extent such transfers and dispositions are in line with prevailing market standards as applied by a prudent business Person in the applicable industry in the United States and Applicable Laws. Net Sales shall include the amount or fair market value of all other consideration received by Company or its Affiliates or

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Collaboration Partners in respect of TIL Products, whether such consideration is in cash, payment in kind, exchange or other form. For clarification, sales of TIL Products between Company, any of its Affiliates, and any of their respective Collaboration Partners for the purpose of enabling resale by Company, its Affiliate, or their respective Collaboration Partner to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales”, unless there is no subsequent sale of the TIL Products to a Third Party, and further provided that any subsequent sale of the TIL Products by Company, any of its Affiliates, or any of their respective Collaboration Partners to a Third Party shall account for Net Sales.

If any TIL Product is, or is sold as part of, a Combination Product, Net Sales shall be calculated assuming that the gross sale price of each unit is equal to the product of (A) Net Sales of the Combination Product calculated as above (i.e., calculated as for a non-Combination Product), and (B) the fraction (A/(A+B)), where:

“A” is the gross amount invoiced in such country from such TIL Product, if sold separately (and not as, or as part of, a Combination Product) in such country; and

“B” is the gross amount invoiced in such country from such Other Component, as applicable, included in the Combination Product (and not such TIL Product), if sold separately in such country.

If “A” or “B” cannot be determined by reference to non-Combination Product sales as described above, then Net Sales will be calculated as above, but the gross amount received in the above equation shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, the relative fair market value (including taking into account variations in dosage units, if applicable) of the TIL Product, on the one hand, and each Other Component, as applicable, on the other hand, in the Combination Product.

For purposes of this definition, “Combination Product” means any pharmaceutical product that (1) contains a TIL Product as well as one or more other active pharmaceutical ingredients (“Other Component(s)”), either as a fixed dose product, co-formulated product or co-packaged product, and sold for a single price, and (2) is Developed or Commercialized, alone or together with a Third Party, by Company or any of its Affiliates or Collaboration Partners.

1.81    “Next Manufacturing Month” has the meaning set forth in Section 4.7(b).

1.82    “Notice of Senior Executive Resolution” has the meaning set forth in Section 13.1(b).

1.83    “Notice to Moffitt CCRI’s Alliance Manager” shall mean written notice from Company to Moffitt’s Alliance Manager, which may take the form of electronic mail message, and which (in the case of electronic mail message) shall be deemed to be received on the earliest to occur of (1) acknowledgement or opening of such electronic mail message or (2) the [***] ([***]) [***] subsequent to the delivery of such electronic mail message.

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1.84    “Party” or “Parties” means (a) Moffitt CCRI or Company or, collectively, both or (b), in context of a given Underlying Agreement or the performance of obligations or the exercise of rights under a given Underlying Agreement, Moffitt or Company or, collectively, both.

1.85    “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.86    “Phase 1 Clinical Trial” means a Clinical Trial in which an intervention is administered to human subjects at multiple dose levels with the primary purpose of determining safety, metabolism, and pharmacokinetic and pharmacodynamic properties of such intervention, and consistent with 21 C.F.R. § 312.21(a).

1.87    “Phase 2 Clinical Trial” means a Clinical Trial of an intervention in human subjects, the principal purposes of which are to make a preliminary determination that such intervention is safe for its intended use, to determine its optimal dose, and to obtain sufficient information about the intervention’s efficacy to permit the design of Phase 3 Clinical Trials, and consistent with 21 C.F.R. § 312.21(b).

1.88    “Phase 3 Clinical Trial” means a human Clinical Trial of an intervention, which trial is designed (a) to establish that such intervention is safe and efficacious for its intended use; (b) to define warnings, precautions and adverse reactions that are associated with such intervention in the dosage range to be prescribed; and (c) consistent with 21 C.F.R. § 312.21(c).

1.89    “Post Hoc Underlying Agreements” has the meaning set forth in Section 2.3(a).

1.90    “Priority Slot” has the meaning set forth in Section 4.7.

1.91    “Project” means any service, collaboration, or other project described and agreed by the Parties under a given Underlying Agreement.

1.92    “Protocol” means, with respect to a Clinical Trial, the formal document setting forth how the Clinical Trial will be conducted, and that is subject to review and approval by, an IRB and the SRC in accordance with Applicable Laws and Moffitt policies and procedures.

1.93    “Registrational Clinical Trial” means a Clinical Trial that is designed to, and for which the competent Regulatory Authority has provided guidance that the design of such Clinical Trial is sufficient to, ascertain efficacy and safety of an intervention in support of the preparation and submission of an NDA for such intervention to such competent Regulatory Authority, regardless of whether such trial is referred to as a Phase 2(b) Clinical Trial or Phase 3 Clinical Trial. If a Clinical Trial of an intervention is not initially designed as a Registration Clinical Trial but is later re-designed, converted or expanded into such a trial, then it shall be deemed to be a Registration Clinical Trial as of the date of such re-design, conversion or expansion.

1.94    “Regulatory Approval” means, with respect to a country, region or regulatory jurisdiction, any and all approvals, licenses, registrations or authorizations of any competent Regulatory Authority necessary for the Commercialization (including distribution, marketing, promotion, offer for sale, use, import, reimbursement, export or sale) or other commercial

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exploitation of a pharmaceutical, biopharmaceutical, or biotechnology product in such country, region or regulatory jurisdiction, but excluding any pricing and reimbursement approvals independent of whether or not such pricing and reimbursement approvals are legally required for the Commercialization of such pharmaceutical, biopharmaceutical, or biotechnology product in such country, region or regulatory jurisdiction.

1.95    “Regulatory Authority” means (a) in the US, the FDA, (b) in the European Union, the European Medicines Agency or the European Commission, or (c) any Governmental Body with similar regulatory authority over pharmaceutical, biopharmaceutical, or biotechnology products in any other jurisdiction anywhere in the world.

1.96    “Representatives” means, with respect to a Party, (a) its employees, contractors, subcontractors, consultants, agents, Affiliates or Persons otherwise associated with such Party as a result of the performance of this Agreement or an Underlying Agreement and (b) the employees, contractors, subcontractors, consultants, agents of such Party’s Affiliates or Persons otherwise associated with such Party’s Affiliates as a result of the performance of this Agreement or an Underlying Agreement.

1.97    “Research Plan”, with respect to a Clinical Trial or Laboratory Study, has the meaning set forth in the Master Collaboration Agreement.

1.98    “Risk Event” has the meaning set forth in Section 12.4.

1.99    “Sales Milestone Event” has the meaning set forth in Section 6.4(a).

1.100    “Senior Executive” has the meaning set forth in Section 13.1(b).

1.101    “Services” means the services including scientific research to be performed by Moffitt under a given Underlying Agreement as described and agreed by the Parties therein.

1.102    “Sponsored Research” means the Company-sponsored research conducted by the Parties pursuant to a Research Plan.

1.103    “SR Biospecimens” has the meaning set forth in Section 4.6.

1.104    “SRC” has the meaning set forth in Section 4.1.

1.105    “Subsidiary” means, as the context requires, any of the following Affiliates of Moffitt CCRI (a) H. Lee Moffitt Cancer Center and Research Institute Hospital, Inc.; (b) H. Lee Moffitt Cancer Center and Research Institute Foundation, Inc.; or (c) H. Lee Moffitt Cancer Center and Research Institute Lifetime Cancer Screening Center, Inc. d/b/a Moffitt Medical Group.

1.106    “Target Funding Amount” has the meaning set forth in Section 5.1(b).

1.107    “Termination Fee” has the meaning set forth on Section 12.3(d)(i).

1.108    “Third Party” means any Person that is not a Party or an Affiliate of a Party hereunder.

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1.109    “TIL” means, as the context requires, tumor-infiltrating lymphocytes or tumor-infiltrating lymphocyte therapy.

1.110    “TIL Product” means any pharmaceutical, biopharmaceutical, or biotechnology TIL product that (a) is Developed by Company or by Moffitt and (b) is advanced into the clinic under an IND sponsored by Moffitt (irrespective of whether such advancement occurs prior to or subsequent to any other advancements of such product into the clinic under an IND sponsored by Company).

1.111    “Total Alliance Funding Amount” has the meaning set forth in Section 5.1(a).

1.112    “Underlying Agreements” has the meaning set forth in Section 2.1, as may be amended pursuant to Section 2.2(c).

ARTICLE 2 — PURPOSE AND SCOPE OF ALLIANCE

2.1    Alliance Overview. The Parties acknowledge that, as of the Effective Date, Company and Moffitt have entered into the agreements and related statements of work, exhibits, and amendments thereto listed in Exhibit 2.1, which exhibit may be amended from time to time to list new agreements (all agreements listed in Exhibit 2.1, the “Underlying Agreements”). The scope of the Projects governed by the Underlying Agreements listed in Exhibit 2.1 as of the Effective Date includes the conduct of scientific research in the public interest by Moffitt and the development of Company’s existing TIL pipeline through laboratory (pre-clinical and research) studies and Clinical Trials, whereby Moffitt will manufacture cell therapy products for mutually agreed upon Clinical Trials. In order to enhance and deepen their collaboration under the Underlying Agreements, and enhance Moffitt’s research abilities and scope, the Parties agree to establish an alliance in which (a) Moffitt shall provide to Company, in addition to the Services to be performed by it pursuant to the Underlying Agreements, specific enhanced services and other benefits as described in Article 4 (“Alliance Benefits”) and (b) Company, in consideration of the Alliance Benefits offered or provided, shall issue to Moffitt certain shares in common stock of Company and shall pay to Moffitt certain milestone and alliance funding payments as described in Section 4.1 and Article 6, in each case (a) and (b) subject to the terms and conditions of this Agreement (“Alliance”).

2.2    Precedence of Underlying Agreements, Future Agreements.

(a)    To the extent that an Underlying Agreement provides for Services to which one or more of the Alliance Benefits are reasonably applicable, such Services and related obligations of Moffitt under the relevant Underlying Agreement shall continue to apply, but in line with the enhanced scope and the additional benefits set forth in this Agreement. For example, in the event Moffitt is required under an Underlying Agreement to provide Company with access to Clinical Data for a Clinical Trial funded by Company, Moffitt shall provide such Clinical Data access to Company in accordance with the cadence and other requirements set forth in Section 4.2 and subject to all other provisions of this Agreement. Without limiting the foregoing, Moffitt shall use Commercially Reasonable Efforts to perform all of its obligations under the Underlying Agreements.

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(b)    To the extent that an Underlying Agreement does not provide for particular Services to which one or more of the Alliance Benefits could be reasonably deemed applicable, in particular if none of the Alliance Benefits is appropriate by nature for the subject matter of a given Underlying Agreement, the Alliance Benefits shall not apply to such (part of) the Underlying Agreement, unless the Parties specifically agree in an amendment to such Underlying Agreement that a given Alliance Benefit shall apply thereto.

(c)    The Parties agree that any future collaboration agreements, services agreements, research agreements, statements of work and other agreements between the Parties shall be included in the scope of this Agreement and shall be included in the definition of “Underlying Agreements” hereunder, unless explicitly otherwise provided by the Parties. In entering into this Agreement, the Parties agree and acknowledge that the terms and conditions set forth in the Underlying Agreement that is (i) referred to as “Clinical Trial Agreement” under the “Pending Projects” in Exhibit 2.1 and (ii) under negotiation as of the Effective Date shall apply also to any Clinical Trial agreed upon by the Parties under the Alliance and during the Alliance Term irrespective of the particular product or indication. As soon as the Parties enter into any future collaboration agreement, services agreement, research agreement, statement or work or other agreement, the Parties shall update Exhibit 2.1 in writing for documentation purposes.

(d)    In the event of any conflict or inconsistency between the terms of an Underlying Agreement and this Agreement, the terms of this Agreement shall supersede and control to the extent of any such conflict or inconsistency, unless the Parties specifically reference in an Underlying Agreement this Section 2.2(d) and the Parties’ intent for the Underlying Agreement to supersede and control over a particular provision of this Agreement, in which case, for such Underlying Agreement only, the respective provision shall be superseded by the conflicting provision of such Underlying Agreement.

2.3    Service Fees under Underlying Agreements and Alliance Funding

(a)    The Parties agree and acknowledge that all fees, costs, expenses and other payments payable by Company to Moffitt pursuant to the Underlying Agreements with an effective date on or after February 7, 2022, including any statement of work under any such Underlying Agreement that is made effective on or after February 7, 2022 (such Underlying Agreements, “Post Hoc Underlying Agreements”) shall become due as agreed therein, but during the Alliance Term will be counted towards the Total Alliance Funding Amount pursuant to Section 4.1. Each such Post Hoc Underlying Agreement shall contain provisions addressing the Parties’ agreement on a study budget, assignment of responsibilities for costs and expenses and cost sharing, as further set forth in Section 4.1.

(b)    The Parties agree and acknowledge that all fees, costs, expenses and other payments payable by Company to Moffitt pursuant to Underlying Agreements with an effective date before February 7, 2022 (for clarity, pursuant to Underlying Agreements other than Post Hoc Underlying Agreements) shall become due as agreed in such Underlying Agreement and will not be counted toward Company’s fulfilment of its obligation to pay the Total Alliance Funding Amount. For clarity, in the event that an Underlying Agreement is made effective before February 7, 2022, but a statement of work under such Underlying Agreement is made effective on or after February 7, 2022, the statement of work shall constitute a Post Hoc Underlying Agreement.

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ARTICLE 3 — ALLIANCE MANAGERS; JOINT STEERING COMMITTEE

3.1    Alliance Managers.

(a)    Promptly upon the Effective Date, each Party shall appoint one representative who shall act as such Party’s primary point of contact for the Alliance (“Alliance Manager”). Moffitt CCRI’s initial Alliance Manager shall be [***] and Company’s initial Alliance Manager shall be [***]. Each Party may replace its Alliance Manager at any time upon written notice to the other Party. The Alliance Managers shall meet by teleconference or videoconference on a [***].

(b)    The Parties shall, either through their respective Alliance Managers (or one or more other suitable representatives (such as project managers or other designees)): (i) coordinate the activities of the Parties under this Agreement, including by facilitating communications between the Parties with respect to the performance of each Project; (ii) coordinate the activities of the Joint Steering Committee and serve as non-voting participants and rotate in serving as Chairpersons of the Joint Steering Committee as set forth in Section 3.2(b); (iii) for each meeting of the Joint Steering Committee, schedule the meeting and establish a meeting agenda, including identification of relevant supporting information and materials to be discussed, which shall include quarterly progress reports or presentations regarding progress on milestones associated with each Project, including associated timelines, and general information regarding expenditures from each associated budget with a reasonable level of detail such that the Joint Steering Committee may assess progress against the associated budget; and (iv) draft and finalize minutes of such meeting for review and approval by the representatives of the Joint Steering Committee at the following meeting.

(c)    Each Alliance Manager may bring any matter arising under this Agreement to the attention of the Joint Steering Committee if the Alliance Manager reasonably believes that such attention is warranted.

(d)    Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and any Underlying Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the Alliance Managers. The Alliance Managers shall have only such powers as are specifically delegated to it hereunder and in particular shall not have any power to amend, modify, or waive compliance with this Agreement.

3.2    Joint Steering Committee Establishment and Membership.

(a)    As soon as possible, but no later than [***] ([***]) [***] after the Effective Date, the Parties shall establish a joint steering committee (“Joint Steering Committee”) to oversee, review, coordinate, and govern activities of the Parties under this Agreement and the Underlying Agreements, including the review and approval of proposals for Projects and/or Research Plans. In performing its various activities, the Joint Steering Committee shall focus on ways to conduct scientific research more efficiently and in a manner more focused toward finding a treatment or cure for cancer.

(b)    The Joint Steering Committee shall comprise [***] ([***]) members, not including each Party’s Alliance Manager who likewise shall attend each meeting of the Joint

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Steering Committee and who in rotation for each meeting of the Joint Steering Committee held in accordance with Section 3.3 shall serve as the chairperson of the Joint Steering Committee (“Chairperson”). Moffitt CCRI’ s Alliance Manager shall serve as Chairperson for the first meeting of the Joint Steering Committee under this Agreement. Each Party will appoint an executive sponsor (each, an “Executive Sponsor”) who will serve as a co-chair of the Joint Steering Committee and will provide overall direction and guidance under the Alliance. Each Executive Sponsor will be a voting member of the Joint Steering Committee. The [***] ([***]) members shall comprise [***] ([***]) representatives from Moffitt CCRI and [***] ([***]) representatives from Company, whereby one (1) of each Party’s representatives shall be such Party’s appointed Executive Sponsor. The Parties may mutually agree to adjust the number of members in the Joint Steering Committee from time to time as appropriate. Each Party may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party. Each representative of a Party shall have sufficient seniority and expertise in the biotechnology and pharmaceutical industry to participate on the Joint Steering Committee. Each Party may designate a substitute representative of such Party to attend and perform the functions of a representative at any meeting of the Joint Steering Committee; provided, however, that such substitute meets the required qualifications.

(c)    Each Party may, subject to the other Party’s prior approval, invite nonmember guests of such Party to attend meetings of the Joint Steering Committee with advance notice, on an agenda-driven basis, as non-voting representatives and subject to the confidentiality obligations under this Agreement. Upon request of either Party, the Alliance Manager(s) shall invite clinical and translational subject matter experts of either Company (or its Affiliate or Collaboration Partner) or Moffitt to participate in meetings of the Joint Steering Committee on an ad hoc basis to provide insight on co-development clinical trial designs or protocols.

3.3    Meetings.

(a)    The Joint Steering Committee shall meet on a quarterly basis or more frequently as the Parties mutually deem appropriate. Meetings can be held by videoconference, teleconference or in person. Unless otherwise agreed, a quorum of the Joint Steering Committee will be [***] ([***]) of the members, with at least [***] ([***]) representatives from each Party. The first scheduled meeting of the Joint Steering Committee shall be held as soon as possible, but no later than [***] ([***]) [***] after the Effective Date. Meetings of the Joint Steering Committee that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.

(b)    The Chairperson shall be responsible for calling meetings of the Joint Steering Committee at least [***] ([***]) [***] in advance, developing Joint Steering Committee meeting agendas and including on the agenda any items proposed by either Party. The Chairperson shall lead the meetings of the Joint Steering Committee; the other Party’s Alliance Manager (not acting as Chairperson) shall serve as secretary of such meetings. Neither the Chairperson nor the secretary shall have any voting or other decision-making authority on the Joint Steering Committee.

(c)    Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee. Without limitation to any specific reporting

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obligation of either Party under this Agreement or any Underlying Agreement, each Party shall, if required by the applicable Joint Steering Committee meeting agenda, provide written progress reports on the status of its activities under this Agreement or any Underlying Agreement at least [***] ([***]) [***] in advance of each Joint Steering Committee meeting.

(d)    The secretary shall promptly prepare and distribute to all members of the Joint Steering Committee draft minutes of the meeting for review and comment, including a list of any actions or decisions approved by the Joint Steering Committee. The minutes of each Joint Steering Committee meeting shall be presented at or before the next Joint Steering Committee meeting and shall require unanimous approval by vote of the Joint Steering Committee before such minutes will be considered final.

3.4    Responsibilities. In addition to overseeing the activities under this Agreement and providing a forum for discussion of such activities, the Joint Steering Committee shall in particular have the following responsibilities and related decision-making authorities:

(a)    oversight and discussion of all activities of the Parties in the Alliance under this Agreement, including the performance of the Alliance Benefits by Moffitt and the financial and equity contributions by Company;

(b)    monitoring of existing Projects and the Parties’ activities under the Underlying Agreements to facilitate successful development, management, and performance of each Project, including monitoring and overseeing specific objectives, milestones, timelines, staffing, budgets, and proposed deliverables and considering deviations from and amendments to statement(s) of work from time to time as needed;

(c)    determination of the scientific scope and direction of Projects undertaken pursuant to the Underlying Agreements, irrespective of whether the Alliance Benefits pursuant to this Agreement are applicable, and discussion and alignment on Project goals, timelines and prioritization of Projects;

(d)    review and discussion of results generated in Projects (including interim results communicated by competent Project teams to the Alliance Managers);

(e)    conduct and monitoring of the request for proposal process pursuant to Section 3.5, including (i) creation of a request for proposal; selection of objective review criteria, review, and evaluation of proposals submitted by the Parties in accordance with a given Underlying Agreement; (ii) evaluation of the budget for each proposal to ensure that it is consistent with the fair market value of the commitments, rights, goods, and services exchanged between the Parties, and has been established through arms-length negotiations by Moffitt and Company, whereby the Joint Steering Committee shall, in coordination with other appropriate Representatives of the Parties, develop sufficient evidence to support fair market value for all payments to be made under any Project pursuant to such Underlying Agreement; and (iii) review and approval of each statement of work and associated budget prior to execution, as well as any proposals for amendments to a statement of work; provided, however, statements of work and amendments will only become effective upon signature by an authorized representative of each Party;

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(f)    discussion, approval and monitoring of Clinical Trials and Laboratory Studies to be performed by the Parties under the Underlying Agreements, determination of Clinical Trials for which Moffitt shall manufacture cell therapy products and determination of Clinical Trials or Laboratory Studies with regard to which Moffitt shall provide Alliance Benefits;

(g)    serving as an overall information sharing forum with the aim to keep Moffitt informed of the development, manufacturing and commercialization of TIL Products by Company, its Affiliates and their respective Collaboration Partners, including reviewing and discussing of presentations on the Development Plan presented by Company pursuant to Section 6.5;

(h)    if there are any unallocated payment amounts at the expiration or termination of a given Underlying Agreement, the Joint Steering Committee shall use reasonable efforts to allocate such amounts, in a manner consistent with fair market value, to studies, research or tests that are of mutual scientific interest to the Parties and satisfy the agreed objective criteria used in connection with Section 3.5;

(i)    addressing of issues related to publications as well as filing, prosecution and maintenance of Intellectual Property, in each case if escalated;

(j)    serving as a forum to facilitate discussions and the resolution of issues regarding the conduct of the collaboration under the Underlying Agreements or the Alliance under this Agreement or of Disputes; and

(k)    such other responsibilities as may be mutually agreed upon by the Parties from time to time.

3.5    Proposal Selection Process. The Joint Steering Committee shall solicit proposals from both Parties and select proposals for Projects in accordance with the process determined by the Joint Steering Committee, which may, to the extent that a Party deems reasonable, include a request for proposal for certain Projects in furtherance of the scope of the Collaboration. In any event, the members of the Joint Steering Committee will initially review and rank the proposals for oral presentation to the Joint Steering Committee by applying to written proposals objective criteria determined by the Joint Steering Committee and providing feedback to the applicable Party (if applicable). Once a proposal is selected for oral presentation to the Joint Steering Committee, the proposing Party will then complete a draft statement of work and associated budget (including any associated overhead and other fees). The Joint Steering Committee will then select proposals to fund by applying objective criteria to proposed statement(s) of work presented at a Joint Steering Committee meeting. Once a proposal is selected for funding by the Joint Steering Committee, the draft statement of work and associated budget will be finalized based on feedback from the Joint Steering Committee and will be subject to review and approval by the Parties. The statement of work and associated budget will not be effective until executed by both Parties. For clarity, the Parties, through the Joint Steering Committee, may from time to time agree to approach members of Moffitt CCRI faculty outside the scope of the request for proposal process with requests to propose new Projects.

3.6    Decision Making. Decisions of the Joint Steering Committee on any matter may be taken at any Joint Steering Committee meeting, irrespective of whether such meeting is held

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videoconference, teleconference or in person. When a statement of work, budget, grant, proposal, or similar topic is brought to a member of the Joint Steering Committee for review or approval, the Joint Steering Committee shall promptly arrange to review or approve such item, as applicable. When a Dispute is brought to a member of the Joint Steering Committee for discussion or resolution, the Joint Steering Committee likewise shall promptly arrange to discuss and resolve such Dispute. Following the reasonable consideration of comments by each Party’s representatives, the Joint Steering Committee shall make its decisions by consensus. The Parties’ representatives on the Joint Steering Committee shall collectively have one (1) vote for Moffitt and one (1) vote for Company on all issues and disputes within the Joint Steering Committee’s authority. At least one (1) representative from each Party participating in any vote shall have sufficient authority to make such decisions on behalf of their respective Party.

3.7    Good Faith. Without limiting the ability of either Party to exercise its rights hereunder, in conducting themselves on the Joint Steering Committee, and in exercising their rights under this Agreement, all representatives from both Parties shall consider diligently, reasonably, and in good faith all input received from the other Party and shall use reasonable efforts to reach consensus on all topics. Any agreement or inability to reach agreement by the Joint Steering Committee regarding any Dispute concerning a breach of this Agreement or an Underlying Agreement shall not relieve the breaching party of its responsibility or liability for such breach unless such agreement is set forth in a written amendment to this Agreement or, as applicable, the relevant Underlying Agreement executed by authorized representatives of each of the Parties.

3.8    Disputes. If the Joint Steering Committee is unable to reach agreement on any matter within the Joint Steering Committee’s authority within [***] ([***]) [***] after the matter is first referred to the Joint Steering Committee, the following shall apply:

(a)    Matters Subject to Casting Vote of either Party. [***].

(b)    Matters Subject to Expert Determination. If the dispute concerns disagreements relating to [***], the dispute shall be submitted for decision to an independent expert, which (i) [***], and (ii) [***], and (iii) [***] (“Expert”). The Expert shall be selected by mutual agreement of the Parties or, failing such agreement within [***] ([***]) [***]after delivery of a written request by one (1) Party to the other requiring such agreement, the Expert shall be selected at the request of either Party by the president or other competent official of the International Chamber of Commerce, New York. The terms of appointment of the Expert shall include an obligation on the part of the Expert to establish a timetable for the making of submissions and replies and to notify the Parties in writing of his decision within [***] ([***]) [***] from the date on which the Expert has been selected (or such other period as the Parties may agree). The decision of such Expert shall be final, and the costs of such decision shall be borne equally between the Parties. For the avoidance of doubt, any dispute subject to dispute resolution pursuant to this Section 3.8(b) shall not be subject to the terms and conditions of Article 13.

(c)    Matters Subject to Dispute Resolution. If the dispute concerns any other matter allocated to the decision of the Joint Steering Committee pursuant to this Agreement, each Party may elect to seek resolution of the dispute in accordance with Article 13.

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(d)    Matters Concerning a Material Breach. For the avoidance of doubt: any dispute between the Parties to whether or not a Party has undertaken a material breach of this Agreement or any Underlying Agreement shall not be subject to either Party’s casting vote or determination by an Expert, but shall be solely governed by Article 13 of this Agreement.

3.9    Limitation of Authority. The Joint Steering Committee shall not have any authority beyond the specific matters set forth in this Article 3 and explicitly assigned to it in any provision of this Agreement, and in particular shall not have any power to amend or modify the terms of this Agreement or any Underlying Agreement. No decision of the Joint Steering Committee or a Party exercising a deciding vote may be in contravention of any terms and conditions of this Agreement or any Underlying Agreement. For clarity, the Joint Steering Committee shall have the power to align on and prepare decisions of the Parties (including alignment on key terms or detailed wording of amendments to this Agreement or Underlying Agreements or of new Underlying Agreements), it being understood that any obligation arising from any such decision, and any effectiveness and implementation thereof, shall be subject to the Parties’ written agreement to be executed by the Parties’ authorized representatives in accordance with Section 14.1.

3.10    Cost of Governance and Alliance Management. The Parties agree that, unless otherwise expressly agreed in this Agreement or any Underlying Agreement, the costs incurred by Moffitt in connection with executive sponsorship, Joint Steering Committee membership, alliance management, financial analysis and compliance, including costs and expenses incurred by Moffitt for participation in Joint Steering Committee meetings (estimated as of the date hereof to be approximately [***] ($[***]) [***]), shall be borne by Company as part of the Total Alliance Funding Amount as the Parties mutually agree in one or more of the Underlying Agreements.

ARTICLE 4 — ALLIANCE BENEFITS

4.1    Expedited Clinical Trial Activation

(a)    Upon receipt during the Alliance Term of a Notice to Moffitt CCRI’ s Alliance Manager requesting accelerated activation for a Clinical Trial that the Parties have agreed to initiate and conduct during the Alliance Term, and that is funded by Company, pursuant to an Underlying Agreement (such notice, the “Activation Request”), subject to the provisions of this Section 4.1, Moffitt shall activate such Clinical Trial no later than the end of the period beginning upon Moffitt’s receipt of the Activation Request, or such other start time as set forth in this Section 4.1, and ending [***] ([***]) [***], unless such period is otherwise extended as set forth in this Section 4.1 (the “Activation Period”). Notwithstanding the foregoing, the Activation Period shall not commence until the Protocol and laboratory manual for such Clinical Trial has been submitted by the applicable Moffitt principal investigator, such principal investigator’s designee, or such other Moffitt personnel authorized under Moffitt policies and procedures to the Moffitt Scientific Review Committee (the “SRC”) and IRB in accordance with Moffitt policies and procedures. Moffitt shall use Commercially Reasonable Efforts to ensure that the principal investigator submits the Protocol and laboratory manual for a given Clinical Trial to the SRC and IRB as promptly as practicable upon completion. A Clinical Trial is deemed to be activated (an “Activated Clinical Trial”), and the Activation Period is deemed to be ended, when such Clinical Trial, including the applicable Protocol, Informed Consent, and any HIPAA Authorization has received any necessary

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IRB and SRC review and approval in accordance with Moffitt policies and procedures, is entered into Moffitt’s clinical trial management system and investigators or their designees for the Clinical Trial are authorized to begin consenting and enrolling subjects. Moffitt shall assign an activation startup coordinator to act as the operational lead from the Moffitt clinical trials office for a Clinical Trial upon submission of the Protocol for such Clinical Trial to the FDA or the SRC, whichever occurs earlier, as part of the activation process undertaken by Moffitt upon receipt of the Activation Request from Company for such Clinical Trial.

(b)    In the event Moffitt requires information from Company that Moffitt determines in its reasonable discretion is rate-limiting to the overall Clinical Trial activation process undertaken pursuant to Section 4.1(a), Moffitt may, upon written notice to Company, extend the Activation Period beyond [***] ([***]) [***] by the amount of time needed to obtain such required information from Company. Such rate-limiting information may include, for example, responses to IRB or SRC questions.

(c)    In the event an amendment proposed by either Party to the Protocol for a Clinical Trial undergoing activation pursuant to Section 4.1(a) is submitted by Moffitt to the IRB or the SRC as applicable during the Activation Period and requires a change to the Clinical Trial coverage analysis or budget, Moffitt may, within its sole discretion, reset and restart the Activation Period for [***] ([***]) [***].

(d)    In the event the FDA requires any change to the Protocol of a Clinical Trial undergoing activation pursuant to Section 4.1(a) during the Activation Period that requires such Clinical Trial to be re-submitted to the SRC or IRB as applicable under Moffitt policies or procedures or Applicable Laws, both Parties will work in good faith to submit the modified Protocol to the SRC and IRB as applicable, and Moffitt may, in its sole discretion and upon written notice to Company, extend the Activation Period [***] ([***]) [***]by the amount of time needed to obtain any required approval by the SRC or IRB as applicable of the modified Protocol. Moffitt also may coordinate filing the IND for such Clinical Trial to the FDA, or corollary to such other applicable Governmental Body, contemporaneously with submitting the Protocol to the SRC in accordance with Moffitt policies and procedures.

4.2    Enhanced Access to Capabilities and Data

(a)    In accordance with the provisions of this Section 4.2(a), Moffitt shall transfer to Company Clinical Data collected during the Term by Moffitt pursuant to a Clinical Trial conducted by Moffitt and funded by the Company pursuant to an Underlying Agreement. Moffitt shall make such transfers of Clinical Data to Company no later than [***] ([***]) [***] after Moffitt collected the Clinical Data from an enrolled subject and during uploads of Clinical Data that shall occur on a weekly basis or such other cadence as the Parties mutually agree in writing, into a secure folder on a cloud server maintained by Moffitt and shared with Company or through such other reasonable process as the Parties mutually determine at the Joint Steering Committee. Company acknowledges and agrees that Moffitt may monitor such Clinical Data in accordance with the Clinical Trial-specific monitoring plan set forth in the applicable IRB-and SRC-approved Protocol or Research Plan and that may change as amended therein. Moffitt also shall provide standard [***] reports containing Clinical Data to Company as the Parties mutually agree in writing. Moffitt will consider in good faith any ad hoc or custom reporting of the Clinical

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Data requested by Company and if Moffitt agrees, in its sole discretion, to supply such ad hoc or custom report of such Clinical Data to Company, Company shall pay for such ad hoc or custom report in accordance with this Agreement. Notwithstanding anything to the contrary herein, Moffitt will not be obligated to provide Company with access to Moffitt’s clinical trial management system. Company may use the Clinical Data only in accordance with any license and other restrictions or requirements set forth in the applicable Underlying Agreement and with the provisions of this Agreement.

(b)    During the Alliance Term, Moffitt will provide Company with a reasonable opportunity to review any proposed Informed Consent form and HIPAA Authorization for any Clinical Trial conducted at Moffitt and funded by the Company pursuant to an Underlying Agreement prior to submission of the Protocol for such Clinical Trial to the SRC, and Company will have [***] ([***]) [***] upon receipt of such Informed Consent form and HIPAA Authorization to provide Moffitt with comments on such forms. Moffitt will consider all such comments in good faith and make any modifications to such forms in its sole discretion.

(c)    During the Alliance Term and for any Clinical Trial conducted at Moffitt and funded by the Company pursuant to an Underlying Agreement, Company shall have reasonable access to Moffitt’s facilities for auditing purposes upon no less than [***] ([***]) [***] advance written notice to Moffitt and at a frequency of no more than [***] ([***]) [***], to all raw Clinical Data, regulatory documents, and other essential documentation related to such Clinical Trial. All such audits will be conducted in accordance with Moffitt’s policies and procedures regarding access to its facilities and information systems as well as the provisions of Section 9.3 hereof. Moffitt shall promptly notify Company in the event that any of Company or its designees used to perform such audits under this section are former employees of Moffitt, at which point Company agrees to replace any such former employees if (i) such former employee was involved in patient or subject care, research, or administrative functions associated with the Clinical Trial under audit or (ii) less than [***] ([***]) [***] has elapsed between the date on which the audit will begin as reflected in the notice described in this Section 4.2(c) and the last date of such former employee’s employment at Moffitt. The Parties acknowledge and agree that nothing herein provides Company with any rights or legal entitlement to occupy or reside in any portion of the Moffitt’s facilities, nor does Company have the right to control Moffitt’s facilities or operation thereof.

(d)    Notwithstanding any other provision of Section 4.2, the use and disclosure of Clinical Data pursuant to Section 4.2(a) and conduct of audits pursuant to Section 4.2(c) are subject to any applicable restrictions and requirements under any applicable Protocol, Research Plan, Informed Consent, HIPAA Authorization, any other privacy consent required under Applicable Laws, or IRB wavier or alteration thereof, any other applicable terms, policies, or requirements, as well as the provisions of Section 9.2 hereof.

4.3    Key Opinion Leader Roundtable

(a)    During the Alliance Term and upon Notice to Moffitt CCRI’s Alliance Manager, Moffitt CCRI will make available Moffitt key opinion leaders which shall be selected by the Joint Steering Committee after review and discussion (each a “KOL”) to participate in educational and information-sharing consultative sessions (each a “KOL Session”) with Company

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on various topics of interest to and as requested by Company. Such topics of such KOL Sessions may include, for example, [***]. Notwithstanding the foregoing, KOL Sessions are not intended to, nor shall they, replace or exclude Company from seeking to develop relationships for consulting purposes with key investigators and other Moffitt KOLs that are involved in joint development of clinical protocols under this Agreement, subject in all instances to Applicable Laws, including as set forth in Section 9.2(a), Moffitt policies and procedures, and the terms of any agreement between Moffitt and such investigators or other KOLs.

(b)    The total number of KOL Sessions will not exceed [***] ([***]) [***] in any calendar year, and [***] ([***]) [***] unless mutually agreed by the Parties. Each KOL Session will be no longer than [***] ([***]) [***] unless mutually agreed by the Parties.

(c)    Notwithstanding anything to the contrary in this Section 4.3, Moffitt’s obligations to Company relating to KOL Sessions, including the participation of KOLs in connection with such KOL Sessions, is subject to any and all restrictions under Applicable Laws, including as set forth in Section 9.2(a), and any policies and procedures of Moffitt that are provided in advance to Company.

4.4    Expanded Access to Gene Sequencing Data Sets and Corresponding Electronic Medical Record Data

(a)    During the Alliance Term upon Notice to Moffitt CCRI’s Alliance Manager, Moffitt will, as set forth in this Section 4.4, provide Company with a license for access to up to [***] ([***]) Datasets (or more if mutually agreed to by the Parties) selected by Company from any of the following Moffitt proprietary data: [***] (such Moffitt proprietary datasets, collectively, the “Moffitt Genomic Data Sets”), in addition to the curated data from the Moffitt electronic medical record corresponding to each selected Dataset from the Moffitt Genomic Data Sets (such selected clinical and genomic datasets, the “Licensed Data Set”).

(b)    If Company seeks to receive as part of the Licensed Data Set any clinical data corresponding to a Dataset in the Moffitt Genomic Data Sets that Moffitt has not already curated, Moffitt and Company shall develop a data dictionary to describe the additional clinical data elements requested by Company, and Company shall pay for the collection and transmission of such additional clinical data elements from the Cancer Center Genomic Data Sets in accordance with this Agreement. For clarity, any additional clinical data elements corresponding to a Dataset included in the Moffitt Genomic Data that are collected, curated, and transmitted by Moffitt to Company pursuant to this Section 4.4(b) shall be deemed to be included in “Licensed Data Set” as defined in Section 4.4(a).

(c)    The Parties shall enter into an appropriate Underlying Agreement (which for clarity may be a statement of work, exhibit, or similar document) that includes appropriate details regarding the nature of any Licensed Data Set to be provided by Moffitt to Company pursuant to this Section 4.4; provided that Moffitt may grant a non-exclusive, sublicensable (through multiple tiers), worldwide, perpetual, fully paid up license to Company to use the Licensed Data Set for all purposes permitted by Applicable Laws, except that Company may use the Licensed Data Set only in accordance with any other reasonably necessary restrictions or requirements set forth in the applicable Underlying Agreement and with the provisions of this Agreement.

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(d)    Notwithstanding anything to the contrary contained in this Section 4.4, Moffitt’s obligations relating to provision of the Licensed Data Set, and the scope of permitted future use by Company of such Licensed Data Set are subject to any and all requirements and restrictions under applicable Informed Consent, HIPAA Authorizations, IRB waivers or alterations thereof, Protocols, Applicable Laws, and any other applicable terms, policies, or requirements, as well as the provisions of Sections 9.2 and 9.3 hereof. Furthermore, Company must not link or attempt to link any data within the Licensed Data Set with any Third Party data sets.

4.5    Expanded Access to Biospecimens and Clinical Research Samples

(a)    During the Alliance Term and upon Notice to Moffitt CCRI’s Alliance Manager, Moffitt will provide Company with [***] ([***]) [***] excess Biospecimens ([***]) collected from human subjects enrolled in any Clinical Trial: (i) conducted at Moffitt and funded by the Company pursuant to an Underlying Agreement, irrespective of whether such Clinical Trial is sponsored by Company or is a Moffitt-initiated study, and (ii) that is or becomes a Clinical Trial into which subjects may begin to be consented and enrolled by investigators after review and approval of the Clinical Trial by the SRC and IRB as required by Moffitt policies and procedures and entry of the Clinical Trial into Moffitt’s clinical trial management system (such allocated Biospecimens, the “Clinical Trial Biospecimens”). For the purposes of this Section 4.5(a), “excess” is defined as [***].

(b)    The Parties shall enter into an appropriate Underlying Agreement (which for clarity may be a statement of work, exhibit, or similar document) that includes appropriate details regarding the nature of any Clinical Trial Biospecimens to be provided by Moffitt to Company pursuant to this Section 4.5; provided that Moffitt shall grant a nonexclusive, sublicensable (through multiple tiers), worldwide, perpetual, royalty free, fully paid up license to Company to use the Clinical Trial Biospecimens for all purposes permitted by Applicable Laws and in accordance with any other reasonably necessary restrictions or requirements set forth in the applicable Underlying Agreement and with the provisions of this Agreement. Without limiting any other provision of this Agreement, Company will not: (i) [***], or (iii) [***]. Company acknowledges that the Clinical Trial Biospecimens are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of Clinical Trial Biospecimens. Company warrants that its laboratories are properly equipped and certified to handle, use and store the Clinical Trial Biospecimens.

(c)    Moffitt shall determine, after consideration of any input provided by Company, whether Clinical Trial Biospecimens will be stored at Moffitt or Company. Company shall store any Clinical Trial Biospecimens sent to Company for storage in accordance with the foregoing under storage conditions specified by Moffitt and only for a maximum of [***] ([***]) [***] from Company’s receipt of such Biospecimens. After such [***] ([***]) [***] period and upon receipt of a written request from Moffitt, Company shall, as directed by Moffitt, destroy or return to Moffitt any remaining Clinical Trial Biospecimens stored at Company. Moffitt may, in its discretion, destroy any Clinical Trial Biospecimens returned to Moffitt or stored at Moffitt any time after [***] ([***]) [***] from Company’s initial request for such Clinical Trial Biospecimens.

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(d)    For so long as Company is in possession of Clinical Trial Biospecimens (but in any event for not more than [***] ([***]) [***] after receipt by Company of such Clinical Trial Biospecimens), Company shall provide to Moffitt, at least once every [***] ([***]) [***], a summary of all studies conducted by Company using the Clinical Trial Biospecimens. For purposes of this Agreement, the information disclosed by Company to Moffitt in accordance with this Section 4.5(d) shall constitute Confidential Information of Company subject to the terms of this Agreement including, without limitation, Article 8 (Confidential Information).

(e)    The Party that is the sponsor of the applicable Clinical Trial shall ensure that the applicable Protocol for the Clinical Trial, any Informed Consent, HIPAA Authorization or other privacy consent required under Applicable Laws, and any IRB waivers or alterations of Informed Consent, HIPAA Authorization, or other privacy consent (as applicable) include any necessary description of and otherwise satisfies any applicable requirements for the retention, use, and sharing of residual Biospecimens obtained under the Clinical Trial as set forth under this Section 4.5.

(f)    Notwithstanding anything to the contrary contained in this Section 4.5, Moffitt’s obligations under this Agreement relating to Clinical Trial Biospecimens are subject to any and all requirements and restrictions under applicable Informed Consents, HIPAA Authorizations, other privacy consents required under Applicable Laws, IRB waivers or alterations thereof, Protocols, IRB review, determinations, and approvals, Applicable Laws, and any other applicable terms, policies, or requirements, as well as the provisions of Sections 9.2 and 9.3 hereof. Subject to Company’s performance of its obligations under Section 4.5(d) where Company is the sponsor of the applicable Clinical Trial, Moffitt agrees to use reasonable efforts to obtain all necessary Informed Consents, HIPAA Authorizations, privacy consents, and/or IRB waivers or alterations thereof to allow Company to receive the Clinical Trial Biospecimens for use as set forth under this Agreement. Reasonable efforts shall be deemed to include amending, upon Company’s request, then-current Protocols where Moffitt is the sponsor of the applicable Clinical Trial.

4.6    Expanded Access to Biospecimens and Sponsored Research Samples

(a)    During the Alliance Term and upon Notice to Moffitt CCRI’s Alliance Manager, Moffitt will provide Company with excess Biospecimens collected from human subjects pursuant to any Sponsored Research conducted by the Parties and funded by Company pursuant to a Research Plan included in the Underlying Agreements and as agreed under the project scope set forth in the applicable Research Plan, or as otherwise agreed to by the Parties (the “SR Biospecimens”).

(b)    During the Alliance Term, Moffitt will also provide Company, as part of the SR Biospecimens, a subset of mutually agreed upon “intermediate/in-process” research Biospecimens generated under any of such Research Plans for additional characterization. For the purposes of this Section 4.6, Biospecimens that are “intermediate/in-process” means Biospecimens aliquoted at various interim stages of the Company TIL protocol conducted at research scale.

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(c)    The Parties shall enter into an appropriate Underlying Agreement (which for clarity may be a statement of work, exhibit, or similar document) that includes appropriate details regarding the nature of any SR Biospecimens to be provided by Moffitt to Company pursuant to this Section 4.6; provided that Moffitt shall grant a non-exclusive, sublicensable (through multiple tiers), worldwide, perpetual, royalty free, fully paid up license to Company to use the SR Biospecimens for all purposes permitted by Applicable Laws and in accordance with any other reasonably necessary restrictions and requirements set forth in the applicable Underlying Agreement and with the provisions of this Agreement. Without limiting any other provision of this Agreement, Company will not: (i) [***], (ii) [***] (iii) [***]. Company acknowledges that SR Biospecimens are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of SR Biospecimens. Company warrants that its laboratories are properly equipped and certified to handle, use and store the SR Biospecimens.

(d)    Moffitt shall determine, after consideration of any input provided by Company, whether SR Biospecimens will be stored at Moffitt or Company. Company shall store any SR Biospecimens sent to Company for storage in accordance with the foregoing under storage conditions specified by Moffitt and only for a maximum of [***] ([***]) [***] from Company’s receipt of such Biospecimens. After such [***] ([***]) [***] period and upon receipt of a written request from Moffitt, Company shall, as directed by Moffitt, destroy or return to Moffitt any remaining SR Biospecimens stored at Company. Moffitt may, in its discretion, destroy any SR Biospecimens returned to Moffitt or stored at Moffitt at Moffitt’s discretion any time after [***] ([***]) [***] from Company’s initial request for such SR Biospecimens.

(e)    For so long as Company is in possession of SR Biospecimens (but in any event for not more than [***] ([***]) [***] after receipt by Company of such Clinical Trial Biospecimens), Company shall provide to Moffitt, at least once every [***] ([***]) [***], a summary of all studies conducted by Company using the SR Biospecimens. For purposes of this Agreement, the information disclosed by Company to Moffitt in accordance with this Section 4.6(e) shall constitute Confidential Information of Company subject to the terms of this Agreement including, without limitation, Article 8 (Confidential Information).

(f)    Company shall ensure that the applicable Protocol for the Clinical Trial, any Informed Consent, HIPAA Authorization or other privacy consent required under Applicable Laws, and any IRB waiver or alteration of Informed Consent, HIPAA Authorization, or other privacy consent (as applicable) include any necessary description of and otherwise satisfies any applicable requirements for the retention, use, and sharing of residual Biospecimens obtained under the Clinical Trial as set forth under this Section 4.6.

(g)    Notwithstanding anything to the contrary contained in this Section 4.6, Moffitt’s obligations under this Agreement relating to SR Biospecimens are subject to any and all requirements and restrictions under applicable Informed Consents, HIPAA Authorizations, other privacy consents required under Applicable Laws, IRB waivers or alterations thereof, Protocols, IRB review, determinations, and approvals, Applicable Laws, and any other applicable terms, policies, or requirements, as well as the provisions of Sections 9.2 and 9.3 hereof. Subject to Company’s performance of its obligations under Section 4.6(e), Moffitt agrees to use reasonable efforts to obtain all necessary Informed Consents, HIPAA Authorizations, privacy consents, and/or

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IRB waivers or alterations thereof to allow Company to receive the SR Biospecimens for use as set forth under this Agreement. Reasonable efforts shall be deemed to include amending, upon Company’s request, then-current Protocols where Moffitt is the sponsor of the applicable Clinical Trial.

4.7    Priority Cell Manufacturing

(a)    During the Alliance Term and with respect to any cell therapy manufacturing being conducted by Moffitt for Company, Moffitt shall provide Company with [***] ([***]) priority manufacturing slots (each a “Priority Slot”) during each [***] that, subject to Section 4.7(b), shall be used for cell therapy manufacturing for (i) [***], (ii) [***], or (iii) [***] [***] for any Clinical Trial that is conducted by Moffitt and funded by Company under a Post Hoc Underlying Agreement regardless of which Party holds the IND for such Clinical Trial. For clarity, these [***] ([***]) Priority Slots are separate from and in addition to manufacturing activities associated with banking of TIL Biospecimens collected by Moffitt at risk, prior to immune checkpoint inhibitor treatment (pre-REP only Biospecimens).

(b)    Unless Moffitt is conducting cell therapy manufacturing for Company in [***] ([***]) Priority Slots in any calendar month under an Underlying Agreement, then on the [***] ([***]) [***] (the “Manufacturing Notice Date”), Moffitt shall request in writing from Company a confirmation regarding the number, if any, of Priority Slots Company will be using for cell therapy manufacturing during the immediately following [***]. Company shall respond within [***] ([***]) [***] following the Manufacturing Notice Date (the “Company Response Period”). In the event that Company confirms that it does not require [***] ([***]) Priority Slots in the [***], or if Company fails to respond to Moffitt prior to the expiration of the Company Response Period, then, from and after the expiration of the Company Response Period until last day of the [***], Moffitt shall be entitled to use any non-required Priority Slot for its internal purposes or other projects. In the event Company requires more than [***] ([***]) full manufacturing slots in a given [***]based upon identified human subjects in a Clinical Trial funded by Company pursuant to an Underlying Agreement and real-time discussions with Moffitt’s clinical trial coordinator, Company may request that Moffitt increase the number of full manufacturing slots beyond [***] ([***]) [***]. Company will use good faith efforts to give Moffitt notice of such request at least [***] ([***]) [***] prior to the beginning of the [***]in which such extra full manufacturing slots are required. Upon Notice to Moffitt CCRI’s Alliance Manager, Moffitt will provide such additional manufacturing slots to Company if they are available as determined by Moffitt in its sole discretion.

(c)    For manufacturing for engineering runs, validation runs, and Clinical Trials conducted by Moffitt and funded by the Company pursuant to an Underlying Agreement during the Alliance Term, Moffitt will provide product raw and processed characterization data and analysis as mutually agreed upon with Company, within [***] ([***]) [***] of product release. In addition, for Clinical Trials for which Company holds the IND, Moffitt will provide Company with the necessary drug substance and drug product within [***] ([***]) [***], for similar or additional characterization upon Company’s request. For Clinical Trials in which Moffitt holds the IND, the Moffitt Cell Therapies Core Facility and relevant Moffitt principal investigator for such Clinical Trial shall use reasonable efforts to provide to Company [***] ([***]) [***] cGMP drug substance, drug product and in process intermediates for similar or additional characterization. For purposes of determining the foregoing [***].

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(d)    The respective Moffitt and Company quality assurance and quality control leadership team members will meet quarterly during the Alliance Term to review manufacturing performance, deviations, release/characterization testing data and trends of all manufacturing data collected to date. Such quarterly meetings may occur as part of the Joint Steering Committee meetings, subject to compliance with Article 3. At the beginning of each new engineering run or validation run conducted during the Alliance Term, or any Clinical Trial conducted at Moffitt and funded by Company under an Underlying Agreement during the Alliance Term, Company shall provide Moffitt with a description of the data sets Company wishes to receive at such quarterly meetings, and Moffitt will provide such data sets to Company [***] ([***]) [***] prior to each quarterly meeting.

(e)    During the Alliance Term, Moffitt will provide Company with access to field copies of batch records and analytical raw data from cell therapy manufacturing on an ongoing basis upon Company’s reasonable request. Company shall pay for access to such batch records and analytical raw data as agreed in the relevant Underlying Agreement, which payment shall be creditable against the Total Alliance Funding Amount as described in Section 5.2.

(f)    During the Alliance Term, Moffitt shall implement improvements to the cell therapy manufacturing process that are directed toward increasing product efficacy or reducing time for product manufacturing for Clinical Trials for which Company holds the IND upon request by Company. Company may also request that Moffitt implement improvements to the cell therapy manufacturing process for Clinical Trials in which Moffitt holds the IND, which Moffitt, through consultations by and between the Moffitt Cell Therapies Core Facility and relevant Moffitt principal investigator, will decide whether to approve and implement in its sole discretion. For improvements to the cell therapy manufacturing process requested by Company that are described by Company as, and determined by the Moffitt Executive Sponsor to be, critical to product development and maintaining comparability across Company-held INDs, Moffitt will use reasonable efforts to consider incorporating the changes, and to incorporate any acceptable changes, in a timely manner. Company shall pay the fees and costs for any improvements under this Section 4.7(f) as agreed in the relevant Underlying Agreement, which payment shall be creditable against the Total Alliance Funding Amount as described in Section 5.2.

4.8    Expedited Clinical Trial Amendment Enrollment. During the Alliance Term, Moffitt will obtain approval by the SRC and, as necessary for Moffitt’s conduct of the Clinical Trial, IRB of any Protocol amendment for a Clinical Trial conducted by Moffitt and funded by the Company pursuant to an Underlying Agreement that is requested by Company within [***] ([***]) [***] (the “Amendment Period”). Notwithstanding the foregoing, such Amendment Period will be reset and restarted upon Company submitting any additional amendment to the Protocol that requires any modification to the Clinical Trial coverage analysis or budget.

4.9    Enhanced Screening for Clinical Trials

(a)    During the Alliance Term, Moffitt will assign a trial navigator to each newly opened Clinical Trial conducted by Moffitt and funded by the Company pursuant to an Underlying

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Agreement to seek to identify Moffitt patients who may be eligible for such Clinical Trial, and to receive calls from referring physicians regarding potentially eligible patients for such Clinical Trial, in each case subject to Applicable Laws, cGCP, IRB requirements, and Moffitt policies.

(b)    During the Alliance Term, Moffitt will provide Company with [***] screening reports that are de-identified in accordance with HIPAA and that summarize the individuals approached by Moffitt regarding their potential eligibility for any Clinical Trial (as well as any rationale expressed by eligible patients or their caregivers as to a decision to not participate in such Clinical Trial) described in Section 4.9(a), subject to any applicable IRB-and SRC-approved Protocol, Research Plan, Informed Consent, HIPAA Authorization, any other privacy consent required under Applicable Laws, or IRB wavier or alteration of Informed Consent, HIPAA Authorization, or other privacy consent (as applicable), as well as the provisions of Section 9.2 hereof.

4.10    Exclusivity. Moffitt CCRI shall prohibit any Moffitt CCRI employee faculty member who serves as the designated principal investigator on any Laboratory Study sponsored by Company and conducted by Moffitt pursuant to an Underlying Agreement (each such Laboratory Study, an “Exclusive Alliance Lab Study”) from [***].

ARTICLE 5 — ALLIANCE PROJECT FUNDING

5.1    Alliance Funding

(a)    In partial consideration of the Alliance Benefits, licenses and other rights granted by Moffitt to Company under this Agreement, Company shall pay to Moffitt CCRI additional alliance funding in the amount of in total Seventeen Million Five Hundred Thousand US Dollars ($17.5 million) (the “Total Alliance Funding Amount”). The Total Alliance Funding Amount is exclusive of the amounts paid or payable by Company to Moffitt pursuant to the Underlying Agreements; provided that amounts paid or payable by Company to Moffitt pursuant to the Post Hoc Underlying Agreements shall be charged against the Total Alliance Funding Amount pursuant to Section 5.1(c).

(b)    The Total Alliance Funding Amount shall be payable by Company in five (5) equal annual installments (each a “Target Funding Amount”) in accordance with the following schedule; provided that the Target Funding Amount may be adjusted pursuant to Section 5.3:

Funding Date	Target Funding Amount
First year anniversary of the Effective Date	$3 5 million
Second year anniversary of the Effective Date	$3 5 million
Third year anniversary of the Effective Date	$3 5 million
Fourth year anniversary of the Effective Date	$3 5 million
Last date of the Alliance Term	$3 5 million

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(c)    Company shall pay the Target Funding Amount to Moffitt CCRI pursuant to Section 5.2(b).

5.2    Crediting of Payments under Alliance Projects; Reconciliation

(a)    Payments Under the Post Hoc Underlying Agreements. All fees, costs, expenses and other payments payable by Company to Moffitt pursuant to the Post Hoc Underlying Agreements shall be invoiced by Moffitt and shall be paid by Company as set forth in the relevant Post Hoc Underlying Agreement. Each Post Hoc Underlying Agreement will include budgets for any such fees, costs, expenses and other payments with standard industry pricing mutually agreed by the Parties. Company acknowledges and agrees that Moffitt is under no obligation to offer or apply any discount, rebate, waiver, or the like to any such fees, costs, expenses, or other payments payable by Company. For clarity, all fees, costs, expenses and other payments payable by Company to Moffitt pursuant to any Underlying Agreement that is not an Post Hoc Underlying Agreement shall be invoiced by Moffitt and shall be paid by Company as set forth in such Underlying Agreement.

(b)    Annual Funding True-Up Amount. Within [***] ([***]) [***] following the end of each year of the Alliance Term, Moffitt CCRI shall calculate the aggregate payments made by Company to Moffitt under the Post Hoc Underlying Agreements through (and including) the end of such year and shall calculate the amount, if any, by which the Target Funding Amount for such year (as may be adjusted from time to time in accordance with Section 5.3) exceeds the amount of fees, costs, expenses and other payments actually paid by Company to Moffitt under the Post Hoc Underlying Agreements through (and including) the end of such year (the “Annual Funding True-Up Amount”). Promptly upon such calculation, Moffitt CCRI shall invoice the Annual Funding True-Up amount, if any, to Company. Within [***] ([***]) [***] following Company’s receipt of the invoice from Moffitt CCRI, Company shall pay to Moffitt CCRI in cash Annual Funding True-Up Amount. For illustrative purposes only, the first Annual Funding True-Up Amount, if any, shall be an amount equal to (i) the first Target Funding Amount indicated in the table in Section 5.1(b) minus (ii) the sum of all amounts paid by Company to Moffitt during the first year of the Alliance Term (in other words: during a period from the Effective Date to the first year anniversary of the Effective Date) under the Post Hoc Underlying Agreements.

(c)    Reconciliation. In consideration of the payment by Company to Moffitt CCRI of the Annual Funding True-Up Amount, Moffitt shall not invoice Company for any fees and expenses under the Post Hoc Underlying Agreements for the then current year of the Alliance Term unless and until such amounts exceed the Annual Funding True-Up Amount paid by Company for the immediately preceding year of the Alliance Term. To the extent Moffitt CCRI receives any income attributable to any services, licenses or other arrangements (including Alliance Benefits) provided by any Subsidiary to Company, Moffitt CCRI shall be responsible for properly allocating such income to the appropriate Subsidiary providing such specific services, licenses or other arrangements (including Alliance Benefits) to Company.

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5.3    Funding Adjustment. After each year of the Alliance Term during which the amounts paid by Company to Moffitt under the Post Hoc Underlying Agreements exceed the amount of the Target Funding Amount (as may be adjusted from time to time in accordance with this Section 5.3) for such expired year, the Target Funding Amount for each of the following years of the Alliance Term (yet not for the then current year) shall be reduced to the amount determined by dividing (a) the remainder of (i) the Total Alliance Funding Amount minus (ii) the total of all amounts paid by Company to Moffitt under the Post Hoc Underlying Agreements up until the date of such calculation by (b) the total number of years remaining in the Alliance Term. For clarity, an adjustment of the first Target Funding Amount indicated in the table in Section 5.1(b) will not occur, because the earliest possible adjustment of a Target Funding Amount could apply only for the second Target Funding Amount indicated in the table in Section 5.1(b). The Parties agree and acknowledge that such adjustment may not be applicable after a given year of the Alliance Term (or even not at all), if the amounts paid by Company to Moffitt under the Post Hoc Underlying Agreements do not exceed the (then applicable, possibly adjusted) amount of the Target Funding Amount for such year. If the amounts paid by Company to Moffitt under the Post Hoc Underlying Agreements in a given year are equal to or less than the (then applicable, possibly adjusted) amount of the Target Funding Amount for such year, the relevant Target Funding Amount shall continue to apply for the current and each of the following years of the Alliance Term. In no event shall Moffitt be obliged to refund or credit to Company any amounts paid by Company to Moffitt under the Post Hoc Underlying Agreements which exceed the Target Funding Amount for such year during the final year of the Alliance Term.

ARTICLE 6 — FURTHER FINANCIAL TERMS AND RELATED OBLIGATIONS

6.1    Equity Issuance to Moffitt. In partial consideration of the Alliance Benefits, licenses and other rights granted by Moffitt to Company under this Agreement, Company shall issue to Moffitt CCRI up to Three Million Six Hundred Sixty Three Thousand And Three (3,663,003) unregistered shares of common stock in Company (the “Moffitt Alliance Shares”) in accordance with Section 6.2. The Moffitt Alliance Shares shall have the rights and obligations set forth for common stock in the then-effective Certificate of Incorporation and By-laws of the Company. Company will grant to Moffitt CCRI, as owner of such Moffitt Alliance Shares, the right to review and the right to enter into, without limitation, any voting agreement, investors’ rights agreement, right of first refusal and co-sale agreement or stockholders’ agreement to the same extent any owner of common stock of Company has such rights regarding any such agreement.

6.2    Issuance of Moffitt Alliance Shares.

(a)    The Moffitt Alliance Shares shall be issued in accordance with the following issuance schedule (each an “Equity Milestone”):

Equity Milestone	Number of Shares
Execution and delivery of this Agreement by each of the Parties	732,600
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Total Shares	3,663,003

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(b)    Each of the foregoing Equity Milestones shall apply only once, regardless of whether there is more than one TIL Product that achieves such Equity Milestone; provided, however, that each Equity Milestone does need not be achieved by the same TIL Product. Each applicable number of Moffitt Alliance Shares shall vest upon achievement of the related Equity Milestone, irrespective of whether such Equity Milestone is achieved by Company, its Affiliate, their respective Collaboration Partner or any other Third Party acting on behalf of Company, any of its Affiliates, or any of their respective Collaboration Partners.

(c)    The achievement of each Equity Milestone event shall automatically trigger any previous Equity Milestone event not already achieved. The achievement of the “Regulatory Approval” Equity Milestone shall trigger the issuance of all Moffitt Alliance Shares that had not previously vested (in the case, for example, of accelerated Regulatory Approval after a Phase 2 Clinical Trials). For clarity, in the event that a given Equity Milestone is realized but any Equity Milestone that constitutes a prior step was never realized (and, accordingly, had not triggered the issuance of the respective number of Moffitt Alliance Shares yet), such prior Equity Milestone shall automatically be deemed to have occurred and shall trigger the issuance of the corresponding number of Moffitt Alliance Shares simultaneously with the later, actually realized Equity Milestone.

(d)    In case of expiry or early termination of this Agreement, except in the case of termination by Company pursuant to Section 12.2 or 12.3 or any termination pursuant to 12.5, all unissued Moffitt Alliance Shares shall remain unissued and, in each case, shall continue to issue subject to the achievement of the applicable Equity Milestone. Any Moffitt Alliance Shares that have not been issued prior to the date that is [***] ([***]) [***] following the Effective Date shall be surrendered by Moffitt CCRI to Company without the payment by Company of any consideration. Upon a Change of Control Event in Company, all unissued Moffitt Alliance Shares shall remain unissued and, in each case, shall continue to be issued (commensurate with the consideration received by other shareholders of common stock of the Company) subject to the achievement of the applicable Equity Milestone.

(e)    Company shall provide Moffitt CCRI with such quarterly and annual financial statements that are made available to any other holder of Company’s equity (simultaneously therewith), and such other information relating to the financial condition, business, prospects, or corporate affairs of Company as Moffitt CCRI may from time to time reasonably request.

6.3    Rights of Moffitt CCRI to Dispose of Equity

(a)    [***].

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(b)    In the event of any public offering of securities of the Company, Moffitt CCRI shall be granted registration rights commensurate with other shareholders of common stock with respect to all issued Moffitt Alliance Shares held by Moffitt CCRI. Any such registration rights shall be consistent with the then form registration rights agreement of the National Venture Capital Association model legal documents (to the extent then available).

(c)    In connection with any IPO, Moffit will not, without the prior written consent of the managing underwriter and the Company’s Board of Directors, during the period commencing on the effective date of the registration statement for the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to [***] ([***]) [***] if the Company issues or proposes to issue an earnings or other public release within [***] ([***]) [***] of the expiration of the 180-day lockup period) (the “Lock-up Period”) sell or otherwise transfer to a third party any of the Moffitt Alliance Shares held by Moffitt CCRI. The Lock-up Period shall apply only to the IPO, and upon expiration of the Lock-up Period Moffitt CCRI may sell or otherwise transfer up to [***] ([***]) of the issued Moffitt Alliance Shares then held by Moffitt CCRI, and Moffitt CCRI may sell or otherwise transfer any of the remainder of such issued Moffitt Alliance Shares after the expiration of the [***] ([***])- [***] period immediately following the expiration of the Lock-up Period.

(d)    With respect to any Moffitt Alliance Shares held by Moffitt CCRI and that are issued after the IPO Lock-up Period, Moffitt CCRI may sell or otherwise transfer up to fifty percent (50%) of such newly issued shares upon the date of such issuance, and Moffitt CCRI may sell or otherwise transfer any of the remainder of such newly issued Moffitt Alliance Shares ninety (90) days such issuance date.

6.4    Sales Milestones.

(a)    In partial consideration of the Alliance Benefits, licenses and other rights granted by Moffitt to Company under this Agreement, Company shall pay to Moffitt CCRI the following non-refundable, non-creditable and non-cancellable sales milestone payments based on the aggregate, cumulative Net Sales of all TIL Products worldwide, each due and payable upon occurrence of the following sales milestone events (each a “Sales Milestone Event”):

Sales Milestone Event	Milestone Amount
[***]	[***]
[***]	[***]
[***]	[***]

Total Sales Milestone Payments	$50.0 million

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(b)    Each of the Sales Milestone Events may only be triggered once and themaximum amount to be paid by Company to Moffitt CCRI in form of corresponding milestone payments (and only if all Sales Milestone Events occur) shall not exceed $50.0 million. Each of the foregoing milestone payments shall become payable upon achievement of the related Sales Milestone Event, irrespective of whether the sales constituting such Sales Milestone Event are achieved by Company or by its Affiliate(s) or by its Collaboration Partner(s).

6.5    Diligence Obligations of Company. Company shall use Commercially Reasonable Efforts to Develop TIL Products, to manufacture TIL Products, to obtain Regulatory Approval for [***] ([***]) [***] and to Commercialize TIL Products [***]. The Development of the TIL Products shall be governed by a development plan that outlines, in reasonable detail, the proposed overall program of Development, major Development milestones and such Development and Manufacturing activities as required to obtain Regulatory Approval for the TIL Product and to launch the TIL Product, in each case with anticipated timelines for completion (the “Development Plan”). In addition to its reporting obligations pursuant to Section 6.6(c), Company shall present to Moffitt CCRI [***] ([***]) [***] a high level summary of the then current Development Plan together with of any material updates that have occurred since the previous presentation. Such presentation may be performed in form of a written report or an MS PowerPoint® presentation.

6.6    Notification and Reporting Obligations of Company

(a)    Equity Milestones Notification. Company shall inform Moffitt CCRI of the occurrence of any of the Equity Milestones [***] ([***]) [***] after the occurrence of any such event.

(b)    Sales Milestones Notification. Upon the first launch of a TIL Product, Company shall, within [***] ([***]) [***], furnish to Moffitt CCRI a detailed, written annual report showing, on a TIL Product-by-TIL Product and country-by-country basis the amount of Net Sales of a TIL Product sold by Company, its Affiliates or their respective Collaboration Partners during the reporting period, the exchange rates used in determining the amount of US Dollar; and any other information reasonably requested by Moffitt CCRI and required to assess the calculation of Net Sales for determination of Sales Milestone Events. In addition to this regular reporting, Company shall inform Moffitt CCRI of the occurrence of each Sales Milestone Event [***] ([***]) [***] after the end of the calendar year in which such event occurred.

(c)    Development and Commercialization Reporting. During the Alliance Term, and within [***] ([***]) [***], Company shall provide Moffitt CCRI with a written report summarizing in reasonable detail its Development and, as applicable, Manufacturing and Commercialization activities conducted during the preceding calendar year. Each report shall outline in reasonable detail the current status of Development activities, including regulatory activities and the current status of Manufacturing and Commercialization activities. Each such report shall cover the full period since the end of the reporting period covered by the previous report. Upon expiry of the Alliance Term, the reporting obligations under this Section 6.6(c) shall (i) survive such expiry, (ii) convert into [***]reporting obligations and (iii) continue until the earlier of (A) [***] and (B) [***] ([***]) [***] the date that Company is no longer engaged in any Development, Manufacturing or Commercialization activities with respect to any TIL Product.

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6.7    Payment Terms; Audit Rights

(a)    All payments to Moffitt CCRI hereunder by Company will be in United States currency and will be by check, wire transfer, money order, or other method of payment approved by the Parties. Unless otherwise set forth in this Agreement, Moffitt CCRI will provide Company with invoices each setting forth the account of any payments payable by Company and the amounts set forth in each such invoice will be due and payable within [***] ([***]) [***] of receipt of such invoice by Company.

(b)    Audit Right by Company. Company shall have the right to audit any necessary documents associated with invoices from Moffitt CCRI either by itself or by a certified public accountant (“CPA”) reasonably acceptable to Moffitt CCRI. Except to the extent expressly provided otherwise in an Underlying Agreement, (i) Moffitt CCRI shall pay the costs and expenses of the audit contemplated by this Section 6.7(b) in the event such audit reveals a difference of [***] ([***]) [***] between the amounts Company is invoiced by Moffitt CCRI and the amount that Company should have been invoiced by Moffitt CCRI and (ii) Company shall pay the expenses of the audit contemplated by this Section 6.7(b) in the event such audit reveals a difference between such amounts of [***] ([***]). Any amounts owed by Moffitt CCRI to Company under this Section 6.7(b) shall by applied as a credit against the next invoice to Company (or if no more invoices are required Moffitt CCRI shall promptly pay to Company such amount).

(c)    Audit Right by Moffitt. Moffitt CCRI shall have the right, during regular business hours, to conduct inspections, audits and investigations of Company’s, its Affiliates’ or their respective Collaboration Partners’ records related to the Commercialization of the TIL Products (i) to confirm the accuracy of all reports furnished by Company to Moffitt CCRI under this Agreement relating to Net Sales and the payment of milestones relating thereto. Such inspection, audit and investigation may be conducted either by Moffitt CCRI itself or by a CPA reasonably acceptable to Company. Such audit shall take place not more often than [***]during normal business hours, unless the previous audit revealed a default of Company, any of its Affiliates or any of their respective Collaboration Partners in which case Moffitt CCRI shall be entitled to conduct [***] ([***]) [***] in the following [***] ([***]) [***]. Except to the extent expressly provided otherwise in an Underlying Agreement, any audit conducted under this Section 6.7(c) shall be at Moffitt CCRI’s expense unless such audit reveals a misstatement of more than [***] ([***]) in the calculation of Net Sales in which case, without any prejudice to or limitation of additional rights of Moffitt CCRI under this Agreement or Applicable Laws, Company shall reimburse Moffitt CCRI for all reasonable costs and expenses incurred by Moffitt CCRI in connection with such audit.

ARTICLE 7 — INTELLECTUAL PROPERTY

7.1    Intellectual Property Arising from Underlying Agreements. The Parties agree that any provisions set forth in the Underlying Agreements regarding (a) the ownership and allocation of Intellectual Property between the Parties, (b) the assignment and transfer of all of a Party’s right, title and interest in and to any Intellectual Property to the other Party, (c) mutual or, as applicable, unilateral licenses granted by one Party to the other Party under any Intellectual Property and (d) the Parties’ rights and obligations to file, prosecute, maintain and enforce patent applications and patents claiming any Intellectual Property will continue to apply to the Parties in

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accordance with the terms of the relevant Underlying Agreement. The Parties agree that such provisions described in (a) through (d) of this Section 7.1 shall extend to all Alliance Benefits provided pursuant to this Agreement in connection with such Services, Projects or other activities agreed in such Underlying Agreements.

7.2    Background Intellectual Property. Each Party shall own and retain any and all right, title or interest in any Intellectual Property (a) owned, used, licensed or controlled by such Party or its Affiliates prior to the Effective Date, (b) developed independently of this Agreement or otherwise conceived, devised, created, or reduced to practice by such Party outside of this Agreement, or (c) modifications to any of the foregoing made in connection with this Agreement (collectively, “Background Intellectual Property”). The Parties agree and acknowledge that Background Intellectual Property of a Party may include such Intellectual Property that (i) is developed under any Underlying Agreement and (ii) is allocated to such Party pursuant to the provisions on allocation of Intellectual Property pursuant to such other Underlying Agreement.

7.3    Prosecution, Maintenance, Enforcement and Defense of Patent Rights.

(a)    Moffitt shall have the right, but no obligation, to file, prosecute and maintain, and to control, enforce, and defend worldwide, at its own expense, any and all patents or patent applications within the Background Intellectual Property of Moffitt. In particular, Moffitt shall have the right, in its sole discretion and without any obligation, to file and prosecute in its own name and at its own expense, patent applications on any inventions therein. Moffitt shall be entitled to retain all amounts recovered from Third Parties in connection with enforcing or defending such patents.

(b)    Company shall have the right, but no obligation, to file, prosecute and maintain, and to control, enforce, and defend worldwide, at its own expense, any patent or patent application within the Background Intellectual Property of Company. In particular, Company shall have the right, in its sole discretion and without any obligation, to file and prosecute in its own name and at its own expense, patent applications on any inventions therein. Company shall be entitled to retain all amounts recovered from Third Parties in connection with enforcing or defending such patents.

ARTICLE 8 — CONFIDENTIAL INFORMATION

8.1    Confidentiality Obligations Arising from Underlying Agreements. The Parties agree that the confidentiality obligations set forth in the Underlying Agreements will continue to apply to the Parties in accordance with the terms of the relevant Underlying Agreement and to all confidential information defined as “Confidential Information” under any such Underlying Agreement in such scope and for such term as agreed in the relevant Underlying Agreement. The Parties agree that such confidentiality obligations shall extend to all Alliance Benefits provided pursuant to this Agreement in connection with such Services, Projects or other activities agreed in such Underlying Agreements.

8.2    Confidentiality Obligations Arising from this Agreement. With regard to Confidential Information disclosed by the Parties under this Agreement in course or in relation to their rights and obligations under this Agreement other than the Alliance Benefits (e.g., terms and conditions of this Agreement, disclosures made under Article 6), the following shall apply:

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(a)    All Confidential Information made available or disclosed, purposefully or not, by one Party to the other Party shall at all times remain the sole property of the disclosing Party.

(b)    Each Party shall take all reasonable precautions to maintain the confidentiality of the other Party’s Confidential Information and each Party shall use the other Party’s Confidential Information only to the extent required to perform its obligations under this Agreement. Unless required by Applicable Laws, each Party shall not disclose the other Party’s Confidential Information to anyone other than those directly involved in this Agreement, including their employees, attorneys, consultants, and accountants, who are bound by obligations of confidentiality at least as stringent as those set forth in this Section 8.2.

(c)    A Party may disclose Confidential Information of the other Party to the extent it is compelled by Applicable Laws (including, in the case of Company, in connection with any regulatory filings required in the context of its IPO), bona fide legal process, or a court of competent jurisdiction to do so, provided the Party gives the other Party prior written notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at the other Party’s cost, if the other Party wishes to contest the disclosure.

(d)    The Parties further shall have the right to disclose the material commercial terms of this Agreement to any potential acquirer, merger, commercial partner or any actual or prospective investor; provided, however, that prior to any such disclosure, such Party (i) shall require the intended recipient to sign an undertaking agreeing to accord confidential treatment to such information at least as restrictive as the terms set forth herein and not use such information except to evaluate the proposed acquisition, merger, commercial arrangement or investment, and (ii) shall take such other steps reasonably necessary to secure confidential treatment of such information.

(e)    The Parties shall have the right to disclose information to the extent that such disclosure is reasonably necessary for compliance with Applicable Laws, including securities law and the rules of any securities exchange or market on which a Party’s securities are listed or traded.

8.3    Use of Name. Neither Party will refer to, display, or use the other’s name, nor any variation or adaptation of that name, nor any trademarks or trade names confusingly similar thereto, or any other designation, alone or in conjunction with any other words or names, in any manner or connection whatsoever including any form of advertising or publicity, except with the prior written consent of the other Party.

8.4    Publication.

(a)    The Parties agree that the publication rights set forth in the Underlying Agreements will continue to apply to the Parties in accordance with the terms of the relevant Underlying Agreement and that such publication rights shall extend to all applicable Alliance Benefits provided pursuant to this Agreement in connection with such Services, Projects or other

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activities agreed in such Underlying Agreements. Except for disclosures permitted in accordance with Section 8.2, either Party wishing to make a publication or public presentation that contains the Confidential Information of the other Party or any results of any Services, Project or Research Plan under this Agreement will deliver to the other Party and the Joint Steering Committee a copy of the proposed written publication or presentation in accordance with the terms of the relevant Underlying Agreement and shall be entitled to make publications subject to the terms and conditions of the applicable Underlying Agreement.

(b)    Notwithstanding anything in this Agreement (including, without limitation, Section 8.4(a)) or any Underlying Agreement to the contrary, and in addition to its rights under Section 8.2(e), Company shall have the right to disclose Confidential Information of Moffitt and its Affiliates and any results of the Services, Project or Research Plan under this Agreement or any Underlying Agreement in connection with (i) the filing of a registration statement (including the prospectus incorporated therein) under the Securities Act of 1933, as amended, covering any of Company’s securities, (ii) the listing of any of Company’s securities on any national securities exchange or trading system or (iii) marketing, selling, offering to sell, or soliciting an offer to buy any security of Company, provided that prior to disclosing Confidential Information of Moffitt or any of its Affiliates, Company shall deliver to Moffitt CCRI at least [***] ([***]) [***] prior to such disclosure a copy of the relevant document (or portion thereof) incorporating such disclosure. Within [***] ([***]) [***] of its receipt from Company of the proposed disclosure, Moffitt CCRI shall have the right to (i) propose modifications to the publication or presentation for patent reasons, trade secret reasons, or to remove Confidential Information of Moffitt or its Affiliates, and Company will remove all Confidential Information of Moffitt if reasonably requested by Moffitt CCRI and otherwise use good faith efforts to reflect Moffitt CCRI’ s reasonable comments or (ii) request a reasonable delay in publication or presentation in order to protect patentable information. If Moffitt CCRI requests a reasonable delay of disclosure to enable Moffitt or its Affiliates to file patent applications protecting such party’s right in such information, then Company will delay such disclosure for a period of [***] ([***]) [***] (or such shorter period as may be mutually agreed by the Parties).

ARTICLE 9 — COMPLIANCE

9.1    No Promotion or Inducement. The Parties agree that the Alliance Benefits, licenses and other rights granted by Moffitt to Company under this Agreement, Moffitt Alliance Shares, Sales Milestone Event payments payable by Company pursuant to Section 6.4, additional alliance funding payments payable by Company up to the Total Alliance Funding Amount pursuant to 4.1, and any fees, costs, expenses and other payments payable by Company pursuant to the Underlying Agreements: (a) are the product of bona fide, arm’s-length negotiations, (b) were not determined in a manner that takes into account — in the aggregate or otherwise — the volume or value of patient referrals or other business generated by and among the Parties, their Affiliates, or their respective employees, or contractors, (c) are commercially reasonable, and (d) to the best of the Parties’ knowledge, are consistent with fair market value. The Parties agree that it is not Company’s purpose, in whole or in part, to induce Moffitt CCRI or any of its Affiliates or their respective employees or contractors to engage in any conduct that is prohibited by the federal health care program anti-kickback statute, 42 U.S.C. § 1320a-7b(b), or any of its state law counterparts. The Parties further agree that it is not the purpose of Moffitt CCRI or any of its Affiliates, in whole or in part, to induce Company or any of its Affiliates or their respective employees or contractors to engage in any conduct that is prohibited by the federal health care program anti-kickback statute, 42 U.S.C. § 1320a-7b(b), or any of its state law counterparts.

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9.2    Compliance; Privacy.

(a)    Moffitt’s performance and Company’s receipt of the Services and Alliance Benefits are subject to any requirements and restrictions under: (i) Applicable Laws, including (A) the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) and its implementing regulations, the federal Physician Self-Referral Law (42 U.S.C. § 1395nn) and its implementing regulations, the U.S. federal Foreign Corrupt Practices Act (15 U.S.C. §§ 77d1, 78m), and the U.S. federal False Claims Act (31 U.S.C. § 3729 et seq.), (B) those setting forth privacy, data security, breach notification, or data protection requirements for protected health information, personal information, personally identifiable information, personal data, or similar terms, and (C) protections for human subjects participating in Clinical Trials or other human subjects research, in addition to other cGCP guidelines and standards; (ii) IRB determinations, approvals, instructions, policies, or other requirements; (iii) the terms of any Informed Consent, HIPAA authorization, or other privacy consent, or IRB waiver or alteration of Informed Consent, HIPAA Authorization, or other privacy consent (as applicable), and (iv) applicable Moffitt policies and procedures. Without limiting the generality of the foregoing, if Company receives any individually identifiable health information (“IIHI”), as such term is defined in HIPAA, regarding any individual under an Underlying Agreement or this Agreement, the disclosure of which had not been authorized by such individual, Company shall hold the same in confidence in compliance with all Applicable Laws regarding the confidentiality of such records and Company will protect the confidentiality and security of the IIHI as if Company is a “covered entity,” as such term is defined in HIPAA.

(b)    The Parties agree that (i) the Licensed Data Set includes de-identified patient information and (ii) the California Consumer Privacy Act (“CCPA”) prohibits Company from re-identifying, or attempting to re-identify, any de-identified data concerning any California Consumer (as such term is defined by CCPA) that is included in the Licensed Data Set. Company will not re-identify or attempt to re-identify any individual who is the subject of the Licensed Data Set or any relative(s), family or household member(s) of any such individual. Unless required by Applicable Laws, Company will not disclose any of the Licensed Data Set to any Company Affiliate or Third Party (other than actual or potential bona fide investors, acquirors, or Collaboration Partners) unless expressly permitted by this Agreement and the applicable Underlying Agreement. Company shall ensure that any permitted recipient of the Licensed Data Set under this Section 9.2(b) is contractually bound by the same or stricter restrictions and conditions as set forth in this Agreement. For purposes of this section, “re-identify” means the process of reversal of deidentification techniques, including, but not limited to, the addition of specific pieces of information or data elements that can, individually or in combination, be used to uniquely identify an individual or usage of any statistical method, contrivance, computer software, or other means that have the effect of associating de-identified information with a specific identifiable individual.

9.3    Access to Moffitt Facilities or Systems. If necessary for Company to have access to Moffitt’s facilities/systems, Company agrees it and any applicable staff, as determined by Moffitt, will abide by Moffitt’s “Oversight of Non-Employed Moffitt Personnel Policy” for screening and certification prior to being granted access to Moffitt’s facilities and/or systems, or Moffitt’s data, on a hosted site, or beginning any work hereunder, whether such activities will be conducted on site or remotely.

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ARTICLE 10 — REPRESENTATIONS AND WARRANTIES

10.1    Mutual Representations, Warranties and Covenants. Each of Moffitt CCRI and Company hereby represent, warrant and covenant to the other Party that:

(a)    it is a corporation or entity duly organized and validly existing under the laws of its jurisdiction of incorporation or organization;

(b)    the execution, delivery, and performance of this Agreement by it have been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

(c)    it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)    the execution, delivery, and performance by it of this Agreement and its compliance with the provisions of this Agreement does not and shall not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any other agreement to which it is a party; (ii) the provisions of its charter or organizational documents or bylaws; or (iii) any order, writ, injunction, or decree of any governmental authority entered against it or by which any of its property is bound; and

(e)    to the knowledge of such Party, each Underlying Agreement is in full force and effect and there has not been any material breach of any Underlying Agreement or any other circumstance that would constitute a basis for the other Party to terminate any Underlying Agreement.

10.2    Representations, Warranties and Covenants in Underlying Agreements. The Parties agree and acknowledge that all representations, warranties and covenants given by one Party to the other Party under the Underlying Agreements stay intact and continue to apply to all Projects and Services agreed in the relevant Underlying Agreements. Solely with regard to Alliance Benefits pursuant to Section 4.6 (Priority Cell Manufacturing), the Parties agree that the representations, warranties and covenants agreed in the Manufacturing Services Agreement shall also extend to this particular scope of Alliance Benefits. With regard to Moffitt’s provision of all other Alliance Benefits, only Section 10.4 shall apply.

10.3    Representations, Warranties and Covenants by Company. In addition to as otherwise set forth in this Agreement, Company hereby represents, warrants and covenants to Moffitt CCRI that:

(a)    as of the Effective Date (and assuming the issuance of the Moffitt Alliance Shares) the Moffitt Alliance Shares represent [***] of the outstanding equity securities of Company (on a fully diluted basis);

(b)    [***];

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(c)    it will perform all of its obligations and activities under this Agreement in a professional manner, with due care, consistent with industry practices and in a diligent, workmanlike, and expeditious manner, and in accordance with all Applicable Laws, including those dealing with occupational safety and health, Regulatory Approvals, public safety, privacy, and protecting the environment;

(d)    it and its Representatives involved in this Agreement in any way, is and are not and will not be, during the Alliance Term, disqualified, excluded or debarred by any regulatory agency or other governmental authority for the following: (i) FDA debarment, temporary denial, and suspension pursuant to 21 C.F.R. § 335a, (ii) FDA investigator disqualification or restriction pursuant to 21 U.S.C. §§ 312.70, 511.1(c), or 812.119, (iii) exclusion from participation in federal or state healthcare programs, and (iv) debarment, suspension, or ineligibility to participate in federal procurement and non-procurement programs. Prior to employing or otherwise engaging any Person that will be involved in this Agreement in any way, Company agrees to conduct a search to ensure that such individuals or entities are not disqualified, excluded, or debarred and agrees not to employ or otherwise engage any individual or entity in any capacity related to this Agreement who is presently or has ever been disqualified, excluded or debarred. In the event that the foregoing should occur, or should Company receive notification of any investigation, threat, pending, current, or future proceeding, or notice of the foregoing, Company shall immediately notify Moffitt CCRI.

10.4    Representations, Warranties and Covenants by Moffitt CCRI. Moffitt CCRI hereby represents, warrants and covenants to Company that:

(a)    it will perform all of its obligations and activities under this Agreement in a professional manner, with due care, consistent with industry practices and in a diligent, workmanlike, and expeditious manner, and in accordance with all Applicable Laws, including those dealing with occupational safety and health, Regulatory Approvals, public safety, privacy, and protecting the environment;

(b)    it and its Representatives performing the Alliance Benefits, is and are not and will not be, at the time of performance of any Alliance Benefits hereunder, disqualified, excluded or debarred by any regulatory agency or other governmental authority for the following: (i) FDA debarment, temporary denial, and suspension pursuant to 21 C.F.R. § 335a, (ii) FDA investigator disqualification or restriction pursuant to 21 C.F.R §§ 312.70, 511.1(c), or 812.119, (iii) exclusion from participation in federal or state healthcare programs, and (iv) debarment, suspension, or ineligibility to participate in federal procurement and non-procurement programs. Prior to employing or otherwise engaging any individual or entity to perform the Alliance Benefits, Moffitt CCRI agrees to conduct a search to ensure that such individuals or entities are not disqualified, excluded, or debarred and agrees not to employ or otherwise engage any individual or entity to perform Alliance Benefits who is presently or has ever been disqualified, excluded or debarred. In the event that the foregoing should occur, or should Moffitt CCRI receive notification of any investigation, threat, pending, current, or future proceeding, or notice of the foregoing, Moffitt CCRI shall immediately notify Company; and

(c)    with respect to its employees or consultants providing the Alliance Benefits, it shall comply with all rules and obligations vis-à-vis employees and self-employed consultants

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(if any), and, as set out by all Applicable Laws, collective and individual agreements, including (i) payment of salaries, social security charges, insurances and withholding taxes on the income received by the workers involved in the performance of this Agreement, as well as (ii) any other obligations deriving from the employment agreement and/or self-employment agreement, including provisions protection of the personnel, safety and physical integrity, in full compliance with all Applicable Laws and the individual and collective agreements. Moffitt CCRI expressly undertakes to perform this Agreement using only personnel duly employed or otherwise engaged in accordance with all Applicable Laws.

10.5    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH WITHIN THIS AGREEMENT OR ANY OF THE UNDERLYING AGREEMENTS, AND TO THE EXTENT PERMITTED BY APPLICABLE LAWS, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES RELATING TO ANY MATERIALS, PRODUCTS, SERVICES, ALLIANCE BENEFITS OR OTHER ACTIVITIES HEREUNDER, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. THE CLINICAL TRIAL BIOSPECIMENS, SR BIOSPECIMENS, AND LICENSED DATA SET ARE PROVIDED BY MOFFITT TO COMPANY ON AN “AS IS” BASIS.

ARTICLE 11 — INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITY

11.1    Indemnification.

(a)    Moffitt CCRI agrees, without waiving its sovereign immunity pursuant to Section 768.28, Florida Statutes, to be responsible to the fullest extent permitted by applicable law, for any and all claims, suits, demands, judgements, losses, costs, fines, penalties, damages, liabilities, and expenses (including reasonable attorney’s fees and expenses of litigation) (“Losses”) arising from or relating to any third-party claim alleging negligence or willful misconduct of Moffitt CCRI or any of its Affiliates and its or their respective directors, officers, employees and agents (collectively, the “Moffitt Parties”) in connection with the performance of Moffitt CCRI’s obligations or exercise of Moffitt CCRI’s rights under this Agreement; provided, however, that the maximum amount of Moffitt CCRI’s liability under this Section 11.1(a) shall be equal to the amounts set forth in Section 768.28, Florida Statutes (the “Indemnification Cap Amount”).

(b)    Company agrees to be responsible to the fullest extent permitted by applicable law for any and all Losses arising from or relating to any third-party claim alleging negligence or willful misconduct of Company or any of its Affiliates and its or their respective directors, officers, employees and agents (collectively, the “Company Parties”) in connection with the performance of Company’s obligations or exercise of Company’s rights under this Agreement.

(c)    In the event that a Party seeks indemnification pursuant to Section 11.1(a) or Section 11.1(b), as applicable, (the “Indemnified Party”), the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) in writing of any claim, lawsuit or other action in respect of which the Indemnified Party intends to claim such indemnification. The Indemnifying Party may not settle any claim without the Indemnified Party or its Affiliates, directors, officers,

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employees and agents (the “Indemnitees”) prior written consent (not to be unreasonably withheld) except no such consent will be required for any settlement that (i) does not admit any liability on behalf of the Indemnified Party or Indemnitees, (ii) includes an unconditional release of liability for the Indemnified Party or Indemnitees, and (iii) does not place obligations on the Indemnified Party or Indemnitees (other than the payment of money which will be fully satisfied by the Indemnifying Party). No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnifying Party, and the Indemnifying Party shall not be responsible for any legal fees or other costs incurred other than as provided herein. Any Indemnitees of the Indemnified Party shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnifying Party. The Indemnified Party shall have the right, but not the obligation, to be represented by counsel of its own selection and expense. It is understood that only the Indemnified Party may claim indemnity under this Section 11.1 (on its own behalf or on behalf of its respective Indemnitees).

(d)    The rights of Moffitt CCRI under Section 11.1(b) and Company under Section 11.1(a), and of the Parties under Section 14.9, are in addition to, and not in lieu of, any other rights and remedies available to each of the Parties at law or in equity, including the right to seek monetary damages, with respect to any Losses incurred by a Party arising under this Agreement.

11.2    Insurance.

(a)    The Parties’ obligations to obtain and maintain insurances pursuant to the Underlying Agreements stay intact and continue to apply to their respective performance under the Underlying Agreements. The Parties agree that such insurance obligations shall extend to all Alliance Benefits provided pursuant to this Agreement in connection with such Services, Projects or other activities agreed in such Underlying Agreements.

(b)    With regard to the Parties’ other rights and obligations under this Agreement, the following shall apply: Company will maintain, at all times during the Alliance Term and for [***] ([***]) [***] thereafter, a general liability policy and a product liability insurance policy, each with a per occurrence limit of at least [***] ([***]). Likewise, Moffitt CCRI will maintain, at all times during the Alliance Term and for [***] ([***]) [***], commercial general liability insurance including contractual liability coverage and product liability coverage, with a per occurrence limit of at least [***] ([***]) [***] ([***]). Upon a Party’s request, the other Party shall furnish to such Party certificates that all insurance required under this Agreement. Any failure by a Party to provide such certifications shall be deemed a material breach of this Agreement. Nothing contained in this Section shall be construed as a waiver or limitation on Moffitt CCRI’s sovereign immunity as set forth under s. 768.28, Florida Statutes. Notwithstanding the foregoing, a Collaboration Partner with worldwide pharmaceutical sales in excess of [***] may satisfy the above obligations through a program of self-insurance.

11.3    Limitation of Liability. The Parties’ agreements on limitations of liability, if any, pursuant to the Underlying Agreements stay intact and continue to apply to their respective performance under the relevant Underlying Agreements. The Parties agree that such limitations of liability shall extend to all Alliance Benefits provided pursuant to this Agreement in connection with such Services, Projects or other activities agreed in such Underlying Agreements. With regard to the Parties’ other rights and obligations under this Agreement, the following shall apply:

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(a)    SUBJECT TO CLAUSE 11.3(c) BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST REVENUE OR PUNITIVE DAMAGES.

(b)    SUBJECT TO CLAUSE 11.3(c) BELOW, UNDER NO CIRCUMSTANCES SHALL MOFFITT CCRI’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED [***].

(c)    THE LIMITATIONS SET FORTH IN THIS SECTION 11.3(a) AND11.3(b) SHALL NOT APPLY TO (i) DAMAGES OR LIABILITIES ARISING FROM (A) LIABILITY FOR INDEMNIFICATION, (B) LIABILITY FOR BREACH OF SECTION 4.10 OR Article 7 OR Article 8 HEREUNDER, (C) PERSONAL INJURY OR DEATH OR DAMAGE TO ANY REAL OR TANGIBLE PERSONAL PROPERTY CAUSED BY EITHER PARTY’S NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT; OR (D) NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OF EITHER PARTY IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT; (ii) A PARTY’S OBLIGATION TO PAY ATTORNEYS’ FEES AND COURT COSTS; (iii) COMPANY’S OBLIGATIONS TO [***] (A) [***], (B) [***], OR (C) [***], OR (iv) [***].

ARTICLE 12 — TERM AND TERMINATION

12.1    Term of Agreement. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to this Article 12, shall continue in full force and effect for a term of five (5) years (the “Alliance Term”) provided, that the Alliance Term may be extended for additional periods upon the mutual written consent of the Parties.

12.2    Early Termination by Either Party for Material Breach. If either Party breaches any of its material obligations under this Agreement, the Party not in breach may give to the breaching Party a written notice specifying the nature of the breach, requiring it to cure such breach, and stating its intention to terminate this Agreement if such breach is not cured within [***] ([***]) [***] (or, in case of breach of payment obligations, within [***] ([***]) [***]). If such breach is not cured to the reasonable satisfaction of the Party giving notice within [***] ([***]) [***] (or, in case of breach of payment obligations, within [***] ([***]) [***]) after the receipt of such notice, the Party giving notice shall be entitled to terminate this Agreement in writing with immediate effect.

12.3    Early Termination by Either Party for Other Causes.

(a)    Insolvency. Either Party may terminate this Agreement upon written notice to the other Party, upon (i) the dissolution, termination of existence, liquidation or business failure of the other Party; (ii) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] ([***]) [***] of such appointment; or (iii) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar Applicable Laws affecting the rights of creditors generally or the

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making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] ([***]) [***] of filing.

(b)    Termination Due to Pandemic. Either Party may terminate this Agreement by written notice to the other Party if a pandemic event results in government lockdowns or orders that legally compel such Party to cease operations or that result in material disruptions in the available workforce and prevents such Party from performing its contractual obligations for a period of more than [***] ([***]) [***].

(c)    Mutual Agreement. The Parties may terminate this Agreement at any time during the Alliance Term upon mutual agreement in writing.

(d)    For Convenience by Either Party. Subject to such Party’s obligations under Section 12.6, and upon satisfaction of the obligations of such Party under Section 12.3(d)(i), at any time from and after the date that is three (3) years after the Effective Date, either Turnstone or Moffitt CCRI may terminate this Agreement without cause upon not less than sixty (60) days prior written notice to the other Party. For clarity, the earliest termination effective date pursuant to Section 12.3(d) shall be August 1, 2025.

(i)    On or before the date that is [***] ([***]) [***] prior to the effective date of termination set forth in the notice delivered by a Party to the other Party pursuant to Section 12.3(d), the terminating Party shall pay to the other Party a termination fee (the “Termination Fee”) in an amount equal to [***] ([***]) of the then remaining Total Alliance Funding Amount as such amount (and the related Target Funding Amounts for each then remaining years of the Term) has been adjusted from time to time prior to such termination date in accordance with Section 5.3. The non-terminating Party shall issue to the terminating Party promptly upon receipt of the notice contemplated by Section 12.3(d) an invoice for the amount of the Termination Fee.

12.4    Tax Exemptions; Accreditation. Moffitt CCRI, in its sole discretion, may terminate this Agreement upon [***] ([***]) [***] prior written notice to Company if Moffitt CCRI reasonably determines that this Agreement or the relationship of the Parties created by this Agreement could result in or present a material risk of (a) revocation of the federal tax-exempt status of Moffitt CCRI or any tax-exempt Affiliate of Moffitt CCRI, or its or their respective tax-exempt financial obligations; (b) jeopardizing the tax exempt status of Moffitt CCRI’s bonds or prohibit or restrict the ability of Moffitt CCRI or any tax-exempt Affiliate of Moffitt CCRI to issue tax-exempt bonds, certificates of participation or other tax-exempt financial obligations, or (c) loss of Moffitt’s or any of its Affiliates’ National Cancer Institute designation (each of (a), (b), and (c), a “Risk Event”). During such [***] ([***]) [***] notice period, the Parties shall cooperate in good faith to reform this Agreement, in a manner that is mutually acceptable to the Parties, to alleviate the applicable Risk Event. If the Parties are unable to so reform this Agreement during the [***] ([***]) [***] period, this Agreement shall terminate, and to the extent that such actions do not result in or present a material risk of a Risk Event, Moffitt shall provide reasonable transition services to Company at fair market value for the services provided.

12.5    Non-Operational Facility; Condemnation.

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(a)    Non-Operational Facility. Moffitt CCRI may terminate this Agreement, solely with respect to activities or an Underlying Agreement that relates to a particular Facility, upon [***] ([***]) [***] prior written notice to Company, if such Facility is (or will become), non-operational as a direct or indirect result of (i) any order by a competent Governmental Body or (ii) any other disruptive event outside of the reasonable control of Moffitt CCRI, including any Force Majeure event.

(b)    Condemnation. If the Facility(ies) are, or any individual Facility is, condemned or taken as a result of the exercise of the power of eminent domain or will be conveyed to a Governmental Body having power of eminent domain under the threat of the exercise of such power (any of the foregoing, a “Condemnation”), then this Agreement will terminate as of the date on which title to the Facility(ies) vests in the authority so exercising or threatening to exercise such power and Company will not have any right to the Condemnation proceeds.

12.6    General Effects of Termination or Expiration of this Agreement.

(a)    Accrued Rights and Obligations. Termination or expiry of this Agreement shall not release either Party from its obligations accrued prior to the effective date of termination or expiry nor deprive either Party from any rights that this Agreement has conferred on such Party. Such obligations and rights shall survive termination or expiry of this Agreement. Termination of this Agreement by either Party shall be in addition to and not in lieu of any other remedies available to such Party, at law and in equity. With regard to the last Target Funding Amount (which is payable on the last day of the Alliance Term pursuant to Section 5.1(b)), Section 5.2(b) shall survive the expiry (but not a termination) of this Agreement, so that (i) Moffitt CCRI shall be entitled to invoice the then applicable Annual Funding True-Up Amount to Company and (ii) Company shall be obliged to pay such invoiced amount to Moffitt CCRI as set forth in Section 5.2(b).

(b)    Surviving Terms. The provisions of this Agreement that by their nature should survive the termination or expiry of this Agreement shall survive any expiry or termination. The following provisions shall expressly survive any expiry or termination of this Agreement: Article 1 (Definitions), Article 8 (Confidentiality Obligations), Article 11 (Indemnification, Insurance, Limitation of Liability); Article 14 (Miscellaneous) and Section 12.6 (General Effects of Termination or Expiration of this Agreement), including all provisions referenced therein, 13.5 (Governing Law, Jurisdiction), 13.4 (Equitable Relief).

(c)    Continued Underlying Agreements; Wind-Down of Alliance Benefits. Termination or expiry of this Agreement shall not affect the terms of any Underlying Agreements, which shall continue in accordance with their respective provisions. However, the Alliance Benefits set forth in this Agreement shall terminate upon termination or expiry of this Agreement and shall no longer apply to the Services or other rights and obligations of the Parties’ agreed in any given Underlying Agreement. Moffitt shall take all steps necessary to wind down and cease the affected Alliance Benefits in an orderly manner and in accordance with Applicable Laws. Company shall cooperate with Moffitt in the wind-down and shall pay all non-cancellable costs and out-of-pocket expenses incurred by Moffitt in connection with or and as a result of such wind-down.

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(d)    Rights in Clinical Trial Biospecimens, SR Biospecimens, and Licensed Data Set. Subject to Section 12.7, termination or expiry of this Agreement shall not affect Company’s rights to exploit the Licensed Data Set, Clinical Trial Biospecimens, and SR Biospecimens in accordance with Sections 4.4, 4.5, and 4.6, respectively, and Sections 4.4, 4.5, and 4.6 shall survive the expiry or termination of this Agreement.

(e)    Continued Financial Terms and Related Obligations.

(i)    Except in the case of a termination by Company pursuant to Section 12.2 or a termination by Moffitt CCRI pursuant to Section 12.3(d) or Section 12.5, termination or expiry of this Agreement shall not affect (A) the potential issuance of any unissued Moffitt Alliance Shares pursuant to Section 6.2 or (B) Company’s obligation to pay the Sales Milestone Event payments pursuant to Section 6.4. Company’s obligation to notify Moffitt CCRI about the occurrence of Equity Milestones pursuant to Section 6.6(a) and of Sales Milestone Events pursuant to Section 6.6(b), as well as Moffitt CCRI’ s right to dispose of equity pursuant to Section 6.3, shall survive the termination or expiry of this Agreement. For the avoidance of doubt, Company’s diligence obligations under Section 6.5 and its reporting obligations under Section 6.6(c) shall terminate upon termination or expiry of this Agreement.

(ii)    To the extent not yet accrued prior to the effective date of termination or expiry and subject to Section 12.7, Company’s obligation to pay additional alliance funding payments up to the Total Alliance Funding Amount pursuant to 4.1 shall terminate upon termination or expiry of this Agreement. Except in the case of a termination by Company pursuant to Section 12.2 or a termination by Moffitt CCRI pursuant to Section 12.3(d) or Section 12.5, (A) in no event shall Moffitt be obliged to refund or credit to Company any amounts paid by Company to Moffitt CCRI as additional alliance funding payments and (B) upon termination or expiry of this Agreement, Section 5.2(c) shall terminate and Moffitt shall be entitled to invoice any fees under the Underlying Agreements without reconciliation.

(f)    Return of Confidential Information. Unless otherwise required (i) for the Parties’ continued performance of any Underlying Agreement, and subject to the confidentiality obligations agreed in any such Underlying Agreement, or for (ii) the Parties’ performance of their rights and obligations under surviving terms of this Agreement, the receiving Party agrees to return or destroy promptly (and certify such destruction) at the disclosing Party’s request all Confidential Information of the disclosing Party. If not earlier requested, upon termination of this Agreement, the receiving Party shall promptly return to the disclosing Party such Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the disclosing Party’s Confidential Information regardless of the medium in which such information is stored; provided, however, that the receiving Party may maintain one (1) archival copy of the disclosing party’s Confidential Information, which such archival copy shall remain subject to the obligations of confidentiality and non-use set forth herein; and provided further that copies of Confidential Information which are retained as a result of a Party’s regular electronic backup systems shall not be required to be destroyed provided that they are not regularly accessed and remain subject to the terms and conditions of this Agreement. The return or destruction of the Confidential Information as provided above shall not relieve the receiving Party of its other obligations under Article 8.

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12.7    Consequences of Termination by Moffitt CCRI pursuant to Section 12.2. In case of an early termination (not expiry) of this Agreement by Moffitt CCRI pursuant to Section 12.2 due to a material, uncured breach by Company, the following shall apply in addition to or, as applicable, deviation from the general effects of termination set forth in Section 12.6, Company’s rights to exploit the Licensed Data Set, Clinical Trial Biospecimens, and SR Biospecimens in accordance with Sections 4.4, 4.5, and 4.6, respectively, shall terminate and Company shall return or, at the discretion of Moffitt, destroy the Clinical Trial Biospecimen and the Licensed Data Set promptly upon the effective date of the termination. Any destruction of the Licensed Data Set shall be through a method that ensures that all paper, film, or other hard copy media on which any of the Licensed Data Set is stored or recorded has been shredded or destroyed such that none of the Licensed Data Set can be read or otherwise reconstructed, and by clearing, purging, or destroying all electronic media on which any of the Licensed Data Set is stored or recorded in accordance with the NIST Special Publication 80088 Revision 1, Guidelines for Media Sanitation December 18, 2014 (available at http://nvlpubs.nist.gov/nistpubs/SpecialPublications/NIST.SP.800-88r1.pdf).

12.8    Termination or Expiry of Underlying Agreements. Termination or expiry of one or more or all Underlying Agreements (or of individual Projects or Statements of Work) in accordance with their respective terms shall not affect this Agreement, which shall continue to apply to the remaining ongoing Underlying Agreements. For clarity, in any such case (including when there is no remaining ongoing Underlying Agreement), the obligations of Company pursuant to Section 4.1 and Article 6 shall continue to apply.

ARTICLE 13 — DISPUTE RESOLUTION

13.1    Internal Resolution.

(a)    In the event of any controversy, claim or dispute between the Parties directly or indirectly arising from or relating to this Agreement or any Underlying Agreement, including, but not limited to, with respect to any alleged material breach (each, a “Dispute”), the Parties shall first attempt to resolve such Dispute through the Joint Steering Committee pursuant to Sections 3.4(j), 3.5 and 3.8.

(b)    If a Dispute cannot be resolved through the Joint Steering Committee in accordance with Section 3.8(a) or 3.8(b) (for example in case of Section 3.8(c) or 3.8(d)), either Party may seek resolution of the Dispute by providing notice to the other Party of intent to refer the Dispute to senior executives of the Parties for resolution (such notice a “Notice of Senior Executive Resolution”). Upon the other Party’s receipt of a Notice of Senior Executive Resolution, each Party shall appoint and authorize a senior executive to seek to resolve the Dispute on behalf of his or her respective entity (“Senior Executives”). The Senior Executives will meet for negotiations within [***] ([***]) [***] after receipt of the Notice of Senior Executive Resolution at a time and place mutually acceptable to both Senior Executives.

(c)    All offers, promises, conduct and statements, whether written or oral, made in the course of conducting the Dispute resolution negotiations pursuant to this Section 13.1 by any of the Parties, their employees, experts and attorneys, are confidential, privileged and inadmissible for any purpose, including impeachment, in any proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in the negotiation.

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13.2    Non-Binding Mediation. If a Dispute has not been resolved within [***] ([***]) [***] after receipt of a Notice of Senior Executive Resolution, then either Party may proceed to seek resolution of the Dispute by initiating mediation upon delivery of written notice to the other party (such delivery date, the “Mediation Notice Date”), whereupon both Parties shall engage in a non-binding mediation proceeding under the then-current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Section 13.2 shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the Parties cannot agree upon the selection of a mediator within [***] ([***]) [***] after the Notice Date, then upon the request of either Party, the CPR shall appoint the mediator. The Parties shall attempt to resolve the Dispute through nonbinding mediation until the first of the following occurs: (i) the Parties reach a written settlement; (ii) the mediator notifies the Parties in writing that they have reached an impasse; (iii) the Parties agree in writing that they have reached an impasse; or (iv) the Parties have not reached a settlement within [***] ([***]) [***] after the Notice Date. In the event of (ii), (iii), or (iv), either Party shall be entitled to seek relief in court in accordance with Sections 13.3, 13.4, and 13.5.

13.3    Injunctive Relief. Notwithstanding any provision of Section 13.1 or 13.2, either Party will have the right to seek injunctive relief without completion of the process for Disputes set forth in Sections 13.1 and 13.2 regarding any alleged breach of confidentiality or violation of Intellectual Property or privacy rights as set forth in Section 13.4.

13.4    Equitable Relief. The Parties agree that their obligations of confidentiality and in relation to Intellectual Property are necessary and reasonable in order to protect the Parties’ respective businesses. The Parties further agree that monetary damages may be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements with respect to confidentiality and Intellectual Property, and that each Party shall be entitled to seek injunctive or other equitable relief against the threatened or continued breach of those provisions, and agree that no bond or other security shall be required in obtaining such equitable relief. Furthermore, except as expressly set forth in this Agreement, none of the remedies set forth in this Agreement is intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity.

13.5    Governing Law; Jurisdiction. This Agreement shall be construed and interpreted in accordance with, and shall be governed by, the laws of the [***] and applicable federal law. Any suit, action or proceeding with respect to or arising out of this Agreement shall have as its venue, [***]. In any action or dispute, at law or in equity, that may arise under or out of or otherwise relate to this Agreement or the transactions contemplated hereby, the prevailing Party shall recover its legal expenses, including reasonable attorneys’ fees, legal assistants’ fees, costs and expenses, from the non-prevailing Party at all court levels (including bankruptcy proceedings and appeals), in addition to any other relief to which that Party shall be entitled.

ARTICLE 14 — MISCELLANEOUS

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14.1    Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

14.2    No Joint or Several Liability. Nothing in this Agreement shall be construed to create any joint or several liability between or among Moffitt CCRI or any of its Affiliates. In respect to this Agreement and each of the Underlying Agreements, it is expressly acknowledged and understood that Moffitt CCRI and each of its Affiliates is separately responsible for its own acts and omissions thereunder and for any and all damages, claims, liabilities or judgments which may arise as a result of Moffitt CCRI’s or any of its Affiliates’ own negligence or intentional wrongdoing. Nothing in this Agreement shall be construed to place any responsibility for acts or omissions of Moffitt CCRI or any of its Affiliates onto any other Affiliate of Moffitt CCRI or onto Moffitt CCRI. Moffitt CCRI shall not have or be deemed to have any liability, direct or vicarious, for any act or omission by any Affiliate of Moffitt CCRI or any of their respective officers, directors, employees or agents in respect to any of the Underlying Agreements unless a direct signatory thereto and then only to the extent its interest appear.

14.3    Notices and Deliveries. All notices, requests, demands and other communications called for or contemplated by this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally, (b) [***] on which the same has been delivered prepaid to a national air courier service, or (c) [***] ([***]) [***] following deposit in the U.S. mail sent registered or certified mail with postage prepaid thereon, to the persons set forth below, or to other such person or address designated in writing by such Party to the other:

If to Moffitt CCRI, addressed to:

H. Lee Moffitt Cancer Center and Research Institute, Inc.

Attn: Vice President, Research Administration

12902 Magnolia Drive, CSB-8 ADMIN

Tampa, Florida 33612-9416

With a copy to:

H. Lee Moffitt Cancer Center and Research Institute, Inc.

Attn: Executive Vice President/General Counsel

12902 Magnolia Drive, SRB-OGC

Tampa, Florida 33612-9416

If to Company, addressed to:

Turnstone Biologics Corp.

Attn: Chief Executive Officer

Center for Novel Therapeutics

9310 Athena Circle

La Jolla, California 92037

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With a copy to:

Turnstone Biologics Corp.

Attn: General Counsel

920 Broadway, 16th floor

New York, New York 10010

E-Mail: [***] E-Mail: contracts@turnstonebio.com

14.4    Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party will have the right to assign this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that (a) Company may, without consent but rather upon prior written notification to Moffitt CCRI, assign this Agreement to an Affiliate of Company or to any successor to all or substantially all of its business that concerns this Agreement (whether by sale of assets or equity, merger, consolidation or otherwise), and (b) Moffitt CCRI may, without consent but rather upon prior written notification to Company, assign this Agreement to any Moffitt CCRI Affiliate that is a non-profit entity, provided that, in the case of each clause (a) and (b) of this sentence, (i) such assignee agrees in writing to be bound by the terms and conditions of this Agreement and to assume all the liabilities and obligations of assignor in connection therewith and (ii) no assignment shall relieve any assigning Party of its liabilities and obligations under this Agreement arising or relating before, on or after the date of such assignment including, in the case of Company, its obligations under Article 5 and Article 6 of this Agreement. Any assignment in violation of this Section shall be null and void. Nothing in this Section shall limit or preclude a Party’s assignment rights under any given Underlying Agreement, provided however, that any permitted assignment of an Underlying Agreement by Company to an Affiliate or a Third Party shall cause such Underlying Agreement to be excluded from the scope of this Alliance and with the effective date of such assignment, the assigned agreement shall no longer constitute an “Underlying Agreement” pursuant to this Agreement. Notwithstanding any other provision of this Agreement, neither this Agreement nor any rights hereunder may be assigned in part rather than in whole by Company.

14.5    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.6    No Presumption against Drafter. For purposes of this Agreement, each Party hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Exhibit hereto) be construed against the drafter.

14.7    Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labour disputes, fire, flood, epidemics or pandemics which result in government lockdowns or orders that legally compel a Party to cease operations or which result in material disruptions in the available workforce, failure or delay of transportation, default by suppliers or unavailability of raw materials, governmental acts or restrictions or any other reason which is

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beyond the reasonable control of the respective Party (“Force Majeure”). The Party affected by Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable. The Parties agree and acknowledge that any event related to the COVID-19 pandemic that was existent and publicly known as of the Effective Date shall not be considered as a Force Majeure event in this Agreement, provided however that any new events related to the COVID-19 pandemic, including but not limited to the occurrence of a variant, may be considered as a Force Majeure event, if such new events result in government lockdowns or orders that legally compel a Party to cease operations or which result in material disruptions in the available workforce.

14.8    No Implied License; No Trademark Rights. No right or license is granted to Company hereunder by implication, estoppel, or otherwise to any Intellectual Property Controlled by Moffitt CCRI or its Affiliates. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

14.9    Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The right to venue in any court of the United States or any state having jurisdiction is solely applicable to equitable relief. Any claims based in law or a combination of law and equity shall be governed in accordance with the venue provisions in Section 13.5 (Governing Law; Jurisdiction).

14.10    Headings; Construction; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with the definitions for such terms provided herein or, if no such definitions are provided, with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Applicable Laws to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement. All Schedules and Exhibits to this Agreement shall form an integral part of this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or

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therein), (b) any reference to any Applicable Laws refers to such Applicable Laws as from time to time enacted, repealed or amended, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (e) the word “or” is used in the inclusive sense (and/or), unless otherwise indicated by the term “either/or” and (f) the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.

14.11    Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

14.12    Entire Agreement. This Agreement and each of the Underlying Agreements constitutes and contains the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes and cancels all previous registrations, understandings, agreements and commitments, whether oral or written, and all previous writings in respect such subject matter. All Exhibits to this Agreement constitute an integral part of this Agreement, it being understood that the Underlying Agreements listed in Exhibit 2.1 remain separate, independent agreements. In the case of a conflict between any Exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail. In the event of any conflict or inconsistency between this Agreement and an Underlying Agreement, Section 2.2(d) shall apply. All “RECITALS”, “DEFINITIONS” form an integral part of this Agreement.

14.13    Amendments. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

14.14    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under Applicable Laws or becomes unenforceable because of judicial construction, the remaining provisions of this Agreement will not be affected by such illegality, invalidity or unenforceability. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

14.15    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The Parties agree that an original signature, either handwritten or digital, or a copy thereof, transmitted by fax or by PDF via email shall constitute an original signature under this Agreement. The Parties (a) agree that each may use electronic signatures to execute this Agreement; and (b) by doing so agree to being subject to the provisions of the United States E-SIGN Act (i.e., the Electronic Signatures in Global and National Commerce Act (enacted June 30, 2000 and codified at 15 U.S.C. § 7001 et seq.)).

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered in duplicate by their duly authorized representatives with legal and binding effect as of the Effective Date.

TURNSTONE BIOLOGICS CORP.		H. LEE MOFFITT CANCER CENTER AND RESEARCH INSTITUTE, INC.

By:	/s/ Sammy Farah	By:	/s/ John Cleveland

Name: Dr. Sammy Farah		Name: John L. Cleveland, PhD

Title: President and Chief Executive Officer		Title: Center Director and Executive Vice President

Date: June 1, 2022		Date: June 1, 2022

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Exhibit 2.1

Active Projects

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